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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

SCHEDULE 14A

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☐	Soliciting Material Pursuant to §240.14a-12

AGILENT TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5301 Stevens Creek Blvd.

Santa Clara, California 95051

(800) 227-9770

Notice of Annual Meeting of Stockholders

TIME:		8:00 a.m., Pacific Time, on Wednesday, March 18, 2026

PLACE:		5301 Stevens Creek Blvd.
Santa Clara, California 95051

AGENDA:	1.	To elect four directors to a three-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors:

• Judy Gawlik Brown, • Sue H. Rataj, • George A. Scangos, Ph.D., and • Dow R. Wilson.

	2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers.

	3.	To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

	4.	To approve an amendment to our Third Amended and Restated Certificate of Incorporation to declassify the Board of Directors over a three-year period.

	5.	To consider such other business as may properly come before the annual meeting.

RECORD DATE:		You are entitled to vote at the annual meeting and at any adjournments, postponements or continuations thereof if you were a stockholder at the close of business on January 21, 2026.

VOTING:

For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the proxy statement, on your enclosed proxy card.

ADMISSION:

To attend the annual meeting, you will need to have pre-registered by 5:00 p.m., Pacific Time, on March 2, 2026. Specific instructions on pre-registration can be found in the General Information section of this proxy statement.

In addition to pre-registering, you must present proof of ownership of our stock as of the record date to be admitted to the annual meeting. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 21, 2026, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. You may also be asked to present a form of photo identification such as a driver’s license or passport. You will not be admitted to the annual meeting if you fail to comply with the pre-registration requirement and to provide the aforementioned information. The annual meeting will begin promptly at 8:00 a.m., Pacific Time, on March 18, 2026.

WEBCAST:

If you are unable to attend the annual meeting in person, you may listen to the live webcast on the Internet. To listen to the live webcast, log on at www.investor.agilent.com and select the link for the webcast. The webcast will begin promptly at 8:00 a.m., Pacific Time, on March 18, 2026 and will remain on our website for one year. You cannot record your vote or ask questions if you listen to the live webcast.

By Order of the Board of Directors

Bret DiMarco
Senior Vice President, Chief Legal Officer and Secretary

This proxy statement and the accompanying proxy card are being first sent or given to the stockholders on or about February 6, 2026.

SUMMARY INFORMATION

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the safe harbors created therein. The forward-looking statements contained herein are generally identified by, but not limited to, the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on the beliefs and assumptions of our management and on currently available information. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2025 (the “Annual Report”). We undertake no responsibility to publicly update or revise any forward-looking statement.

PROXY SUMMARY

The following is a summary which highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you are urged to read the entire proxy statement carefully before voting.

Voting Matters and Vote Recommendations

We currently expect to consider four items of business at the 2026 annual meeting. The following table lists those items of business and the vote recommendations of the Board of Directors (the “Board”).

	PROPOSAL	BOARD RECOMMENDATION	REASONS FOR RECOMMENDATION	MORE INFORMATION
(1)	Election of four directors to a three-year term	FOR	The Board and the Nominating/Corporate Governance Committee believe our nominees possess the skills, experience and qualifications to effectively monitor performance, provide oversight and support management’s execution of our long-term strategy.	6
(2)	Advisory vote to approve the compensation of our named executive officers	FOR	Our executive compensation program incorporates a number of compensation governance best practices and aligns to our commitment to pay for performance.	55
(3)	Ratification of the independent registered public accounting firm	FOR	Based on their assessment, the Board and the Audit and Finance Committee believe that the appointment of PricewaterhouseCoopers LLP is in the best interests of the Company and our stockholders.	56
(4)	Approval of an amendment to our Certificate of Incorporation to declassify the Board over a three-year period	FOR	The Board believes it is in the best interests of our stockholders to provide for the elimination of the classified Board structure over a three-year period.	59

Director Nominees

The Board is currently divided into three classes serving staggered three-year terms. The following table provides summary information about each of the four director nominees who are being voted on at the annual meeting.

NAME	AGE	DIRECTOR SINCE	OCCUPATION	COMMITTEE MEMBERSHIPS
Judy Gawlik Brown	57	2025	Founder and CEO of Downtown Advisory and Former Senior Vice President, Corporate Affairs and Senior Vice President, Finance of Amgen Inc.	• Audit and Finance
Sue H. Rataj	69	2015	Former Chief Executive of BP p.l.c. - Petrochemicals	• Audit and Finance
George A. Scangos, Ph.D.	76	2011	Former CEO of Vir Biotechnology, Inc.	• Compensation (Chair) • Nominating/Corporate Governance
Dow R. Wilson	66	2018	Former President and CEO of Varian Medical Systems, Inc.	• Audit and Finance (Chair) • Nominating/Corporate Governance

SUMMARY INFORMATION

Corporate Governance

The Board is committed to sound and effective governance practices that it believes promote long-term stockholder value and strengthen Board and management accountability to our stockholders, customers and other stakeholders. As seen in Proposal 4, the Board has regularly reviewed our governance practices and remains committed to evolving our governance practices to ensure that we are aligned with the long-term best interests of our stockholders. The following table highlights many of our key governance practices. Specific details on our governance practices can be found starting on page 16.

✓	Ten of our eleven directors are independent	✓	Annual Board self-assessment process, including peer evaluations
✓	Independent standing Board committees	✓	Majority voting and director resignation policy in uncontested director elections
✓	Longstanding independent Chairperson	✓	Continued assessment of highly qualified and independent candidates for nomination to the Board
✓	Regular meetings of our independent directors without management present	✓	Strong focus on pay-for-performance
✓	Board with an effective and robust mix of skills, experience and perspectives	✓	Proactive stockholder engagement
✓	Regular Board refreshment, as seen with four new independent directors added during the past five years	✓	Policies prohibiting hedging, short selling and pledging of our common stock
✓	Varied lengths of Board tenure with an average tenure of eight years - importantly maintaining deep understanding of the Company coupled with fresh perspectives	✓	Robust stock ownership guidelines for executive officers and directors
✓	Proxy access for our stockholders	✓	Comprehensive enterprise risk management approach, overseen by the Board through its Audit and Finance Committee
✓

And, if passed by our stockholders (see Proposal 4), annual elections for Board members beginning with Board members elected at our annual meeting in 2027 and applying to all Board members in starting 2029

Stockholder Engagement

We have a year-round stockholder engagement program that reaches a wide variety of stockholders, market participants and potential investors. This program involves periodic discussions with respect to various matters raised by the Company and our stockholders, such as our business, financial and operating performance, corporate governance initiatives, environmental, social responsibility and governance-related disclosures and practices, human capital management, risk management, compensation and corporate priorities. Feedback and perspectives from investors gathered from our engagement programs are regularly considered by our management team and the Board, as the Company seeks to incorporate valuable investor insights into deliberations and decision-making processes.

Responsiveness to 2025 Stockholder Proposal to Declassify the Board

In response to the support received at our 2025 annual meeting for the non-binding stockholder proposal requesting that the Board take necessary steps to remove the classified Board structure in our Third Amended and Restated Certificate of Incorporation (our “Certificate”) and our Third Amended and Restated Bylaws (our “Bylaws”), and at the direction of the Board, members of the Board and management conducted outreach to the holders representing approximately sixty-five percent (65%) of our stockholder base to seek feedback from stockholders on the matter. A significant portion of our stockholder base indicated their support for amending our Certificate and Bylaws to declassify the Board. The feedback we received from our stockholders on this topic was reviewed and discussed with the Board. After careful consideration of the results of the proposal and the stockholder feedback we received, as well as a review of market practices, the Board has recommended that our stockholders approve an amendment to our Certificate to remove the classified Board structure over a three-year period, with all Board members subject to annual elections beginning with our annual meeting in 2029 (see Proposal 4). The Board has also separately approved amendments to our Bylaws to eliminate the classified Board structure contained therein, subject to approval of Proposal 4 at the annual meeting, with all Board members subject to annual elections beginning with our annual meeting in 2029.

SUMMARY INFORMATION

Oversight of Cybersecurity Risk

Our security program is based on industry standards including ISO 27002 Code of Practice, NIST and the COBIT 5 Framework. Our policies, standards and operating procedures provide a comprehensive approach to maintain the confidentiality, integrity, and availability of the data and systems in our environment in order to meet our business goals and customer needs.

Security is a company-wide approach, and we continuously invest in our people, processes and tools to strengthen our security posture to protect both Agilent’s and our customers’ data. This includes educating our workforce on an on-going basis of cybersecurity threats and their role in our overall security approach. All users, including our employees and third party contractors, are required to complete annual training and to confirm their understanding of and compliance with our “Acceptable Use of Information Systems Policy” to retain access to our systems.

To support our company-wide approach, we have a dedicated IT Information Security and Risk Management (ISRM) department that is accountable for the following key areas: policy, standards and operating procedures, IT compliance, IT risk management, threat and vulnerability management, security awareness and security operations, which includes comprehensive security incident management, reporting and response protocols that are tested and maintained on a regular basis. We also engage external consultants to complete independent program and capability assessments, including scanning of our systems for vulnerabilities. The head of our ISRM organization, together with our Chief Information Officer, provides periodic updates to the Audit and Finance Committee regarding our cybersecurity program, including information about cyber risk management governance and status updates on various projects intended to enhance the overall cybersecurity posture of the Company.

Corporate Responsibility

Our mission is to advance the quality of life, and our commitment to corporate responsibility is aligned with our mission and our core business objectives. In the past year, we have continued to take proactive actions to protect the health and safety of our employees, customers, partners and suppliers. We previously announced our commitment to achieve net-zero greenhouse gas emissions by 2050. We believe that, with our culture of innovation, we are in a strong position to contribute important solutions to reducing greenhouse gas emissions. As a company, we are committed to continued sustainable business operations, thoughtful corporate responsibility initiatives and maintaining governance structures that promote effective oversight.

Environmental Sustainability

In 2021, we announced our commitment to achieve net-zero greenhouse gas emissions by 2050. In 2023, we announced near and long term greenhouse gas emission reduction targets. To provide investors with meaningful sustainability information, we also announced that we will report on climate-related risks based on the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD) and on other sustainability matters with reference to the standards promulgated by the Sustainability Accounting Standards Board (SASB) and the Global Reporting Initiative (GRI).

People and Culture

As a global company, much of our success is rooted in our commitment to a work culture that values broad perspectives, respect for others, and strong engagement across the Company. Agilent is proud to be an equal opportunity employer. We believe in a workforce where employees with different perspectives and backgrounds are engaged and encouraged to leverage their collective talents.

Oversight and Management of Corporate Responsibility

The Board, through its Nominating/Corporate Governance Committee, oversees Agilent’s corporate responsibility strategy. The Nominating/Corporate Governance Committee formally oversees our corporate responsibility efforts, including our sustainability initiatives, within the organization and reports to the Board on a regular basis. The Board and its Compensation Committee oversee the administration of the Company’s employee benefits, including health and compensation plans. The Board, through its Audit and Finance Committee, oversees our enterprise risk management program, which encompasses our risks related to corporate responsibility matters. The charters of the Nominating/Corporate Governance Committee, the Audit and Finance Committee and the Compensation Committee can be accessed by clicking on “Committee Charters” in the “Governance” section of our investor relations web page at www.investor.agilent.com.

TABLE OF CONTENTS

2026 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROPOSAL 1 - ELECTION OF DIRECTORS

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board is currently divided into three classes each serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. Our Bylaws allow the Board to fix the number of directors by resolution. The Board currently consists of eleven directors divided into three classes. As noted in Proposal 4, Agilent is asking our stockholders to approve declassifying the Board over a three-year period, so that, beginning in 2029, all directors will be elected annually.

The terms of our four Class II directors will expire at this annual meeting. The current composition of the Board, the current term expiration year for each director class, and the year in which each director class will become subject to annual election if Proposal 4 passes are as follows:

Class	Directors	Term Expires	If Proposal 4 passes, year in which each class will become subject to annual election
I	Otis W. Brawley, M.D., Mikael Dolsten, M.D., Ph.D., and Pascal Soriot	2028	2028
II	Judy Gawlik Brown, Sue H. Rataj, George A. Scangos, Ph.D. and Dow R. Wilson	2026	2029
III	Mala Anand, Koh Boon Hwee, Padraig McDonnell and Daniel K. Podolsky, M.D.	2027	2027

Please review our Director Qualifications Matrix and related disclosure below for deeper insight into the skills, experiences and qualifications of our carefully constructed Board as a whole.

About Agilent

Agilent Technologies, Inc. (“we”, “Agilent” or the “Company”) is a global leader in analytical and clinical laboratory technologies, delivering insights and innovation that help our customers bring great science to life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers' most challenging questions. During fiscal year 2025, our three business segments are comprised of Life Sciences and Diagnostics Markets (“LDG”), Applied Markets (“AMG”) and Agilent CrossLab (“ACG”).

Director Qualification Matrix

The members of the Board have a robust mix of experience and a wide variety of backgrounds, skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role on behalf of our stockholders. The following matrix is provided to illustrate the knowledge, skills and experience of the directors that serve on the Board. The matrix also includes select demographical information on our Board members. The matrix does not encompass all of the knowledge, skills and experience of our directors, and the fact that a particular knowledge, skill or experience is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill or experience with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. However, a checkmark indicates a specific area of focus or expertise that the director brings to the Board. The determination of which particular knowledge, skill or experience is an area of focus or expertise for a director is based on their prior business and industry experience, training and background. More information on each director’s qualifications and background can be found in the following director biographies. The Board regularly reviews the attributes required of our Board members in order to better facilitate our long-term goals and operational performance, enhance our corporate culture and promote a strong Board. As part of our governance practices, we regularly look at refreshment of the Board. The Board believes that it is critical to maintain a mix of new and experienced independent members to ensure that the Board is providing continuity, a deep understanding of our business and fresh perspectives. Accordingly, as the Board refreshes its membership it looks to maintain a good balance between the service categories of approximately 1-5 years, 6-10 years and over 10 years. During fiscal year 2025, our longest serving Board member, Heidi Kunz, retired and our two newest members, Judy Gawlik Brown and Pascal Soriot, joined. At this time the Board consists of five members who have served 1-5 years, two members who have served 6-10 years and four members who have served over 10 years.

PROPOSAL 1 - ELECTION OF DIRECTORS

Category	Anand	Brawley	Brown	Dolsten	Koh	McDonnell	Podolsky	Rataj	Scangos	Soriot	Wilson
Knowledge, Skills and Experience
International			✓	✓	✓	✓		✓		✓	✓
Life Sciences/ Healthcare		✓	✓	✓		✓	✓		✓	✓	✓
Technology/ Innovation Strategy	✓	✓	✓	✓	✓		✓	✓	✓	✓
M&A			✓		✓	✓				✓	✓
Public Company Executive	✓		✓	✓	✓	✓		✓	✓	✓	✓
Accounting/Finance			✓								✓
Branding/Marketing	✓							✓
Regulatory		✓		✓			✓	✓	✓		✓
Agilent Board Service
Number of Years	7	5	1	5	23	2	11	11	15	1	8
Age, Gender, Race/Ethnicity
Age	58	66	57	67	75	54	72	69	76	66	66
Gender	F	M	F	M	M	M	M	F	M	M	M
Race/Ethnicity*	A	AA	C	C	A	C	C	C	C	C	C

*	“C” refers to Caucasian
“A” refers to Asian/Pacific Islander
“AA” refers to African American

Director Nominees for Election to New Three-Year Terms That Will Expire in 2029

Directors elected at the 2026 annual meeting will hold office for a three-year term expiring at the annual meeting in 2029 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All nominees are currently serving as our directors. To the best knowledge of the Board, all of the nominees are able and willing to serve. Each nominee has consented to be named in this proxy statement and to serve if elected. Information regarding each nominee is provided below as of December 31, 2025. There are no family relationships among our executive officers and directors.

JUDY GAWLIK BROWN
Age: 57	Board Committees:		Other Public Directorships:
Director Since: May 2025	•	Audit and Finance	•	Belden Inc.

Former Public Directorships Held During the Past Five Years:
	•	None

Ms. Brown is the Founder of Downtown Advisory, a Los Angeles based consultancy specializing in consumer healthcare, wellness, biotechnology and pharmaceutical clients, founded in November 2023. Previously, Ms. Brown served as Senior Vice President, Corporate Affairs of Amgen Inc., a global leader in biotechnology, from October 2018 through December 2022, and as Senior Vice President Global Business Solutions & Finance from April 2017 to October 2018. Prior to Amgen Inc., Ms. Brown served as Executive Vice President and Chief Financial Officer and Chief Business Officer of Perrigo Company (“Perrigo”), a global healthcare supplier of over-the-counter pharmaceutical products, from 2006 until her departure in February 2017, and as Vice President and Controller from 2004 to 2006. Prior to working at Perrigo, Ms. Brown worked for eight years at EY, a global accounting and advisory firm. Since 2008, Ms. Brown has served as an independent director for Belden Inc., where she serves as the chair of their Finance Committee and a member of the Audit Committee and has overseen multiple CEO transitions, portfolio transformations and leadership team evolutions.

PROPOSAL 1 - ELECTION OF DIRECTORS

Qualifications

Ms. Brown has deep knowledge of the healthcare and biotech industries and possesses significant experience in management and financial matters, having served as Chief Financial Officer and other executive positions of large public companies. Ms. Brown brings public company director experience and knowledge of public company management and governance practices. In addition, Ms. Brown is a certified public accountant with eight years of experience working domestically and internationally with EY.

SUE H. RATAJ
Age: 69	Board Committees:		Other Public Directorships:
Director Since: September 2015	•	Audit and Finance	•	None

Former Public Directorships Held During the Past Five Years:
	•	Cabot Corporation

Ms. Rataj was a member of the board of directors of Cabot Corporation (“Cabot”), a global specialty chemicals and performance materials company, from September 2011 to May 2024. She retired as the independent Chairperson of the Board of Directors of Cabot in October 2023. She was Chief Executive, Petrochemicals of BP p.l.c. (“BP”), a global energy company, until she retired in April 2011. In this role, she held responsibility for all of BP’s global petrochemical operations. Prior thereto, Ms. Rataj held a variety of senior management positions with BP, most recently serving as Group Vice President, Health, Safety, Operations and Technology for the Refining and Marketing Segment.

Qualifications

Ms. Rataj possesses significant leadership experience and business expertise from her executive positions with BP. Ms. Rataj has lived and worked extensively in the Asia Pacific and European regions and brings a global perspective to the Board. In addition, Ms. Rataj brings public company director experience and knowledge of public company management and governance practices.

GEORGE A. SCANGOS, Ph.D.
Age: 76	Board Committees:		Other Public Directorships:
Director Since: January 2011	•	Compensation (Chair)	•	Voyager Therapeutics, Inc.
	•	Nominating/Corporate Governance

Former Public Directorships Held During the Past Five Years:
	•	Vir Biotechnology, Inc.

Dr. Scangos retired as Chief Executive Officer of Vir Biotechnology, Inc. (“Vir Biotechnology”), a clinical-stage biopharmaceutical company, in April 2023, where he also served as a director from January 2017 to May 2025. Dr. Scangos has served on the board of directors of Voyager Therapeutics, Inc. since May 2023. He is a co-founder and the Chairperson of the Board of Rezo Therapeutics, Inc., a privately-held biotechnology company, since May 2023. From July 2010 to January 2017, Dr. Scangos served as the Chief Executive Officer and is a member of the board of directors of Biogen Inc., a biopharmaceutical company. From 1996 to July 2010, Dr. Scangos served as the President and Chief Executive Officer of Exelixis, Inc., a drug discovery and development company. From 1993 to 1996, Dr. Scangos served as President of Bayer Biotechnology, a multinational pharmaceutical and biotechnology company, where he was responsible for research, business development, process development, manufacturing, engineering and quality assurance of Bayer’s biological products. Before joining Bayer in 1987, Dr. Scangos was a Professor of Biology at Johns Hopkins University beginning in 1981. Dr. Scangos served as the Chair of the California Healthcare Institute in 2010 and was a member of the board of the Global Alliance for TB Drug Development from 2006 until 2010. He currently serves on the board of advisors of the University of California, San Francisco and is an Adjunct Professor of Biology at Johns Hopkins University.

Qualifications

Dr. Scangos has extensive training as a scientist, possesses significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, and has a comprehensive leadership background resulting from service on both public and private company boards of directors and as an executive in the pharmaceutical industry.

PROPOSAL 1 - ELECTION OF DIRECTORS

DOW R. WILSON
Age: 66	Board Committees:		Other Public Directorships:
Director Since: March 2018	•	Audit and Finance (Chair)	•	Siemens Healthineers AG
	•	Nominating/Corporate Governance

Former Public Directorships Held During the Past Five Years:
	•	Varian Medical Systems, Inc.

Since February 2023, Mr. Wilson has served on the board of Siemens Healthineers AG, a multinational company specializing in medical technology. From September 2012 to April 2021, Mr. Wilson served as President and Chief Executive Officer of Varian Medical Systems, Inc. (“Varian”), a healthcare company. Prior to that, Mr. Wilson served in various capacities with Varian, including as Executive Vice President and Chief Operating Officer from October 2011 to September 2012 and as Vice President, Varian Medical and President of Varian Medical Oncology Systems business from January 2005 to September 2011. Prior to joining Varian Medical in 2005, Mr. Wilson held various senior management positions with GE Healthcare Technologies, Inc. (“GE Healthcare”), a health technology company.

Qualifications

Mr. Wilson has a deep knowledge of the medical and healthcare industries as well as significant experience in management and financial matters through serving as President and Chief Executive Officer of Varian. He also has critical insight into operational requirements of a company with worldwide reach, knowledge of corporate and business unit strategies and operational expertise, gained from his executive management experience at GE Healthcare and Varian. In addition, Mr. Wilson brings public company director experience and knowledge of public company management and governance practices.

Vote Required

Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present at the annual meeting or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “FOR” a director must exceed 50% of the votes cast with respect to that director, including votes to withhold authority. Abstentions and broker non-votes will not count as a vote cast and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

The Board of Directors recommends a vote FOR the election to the Board of each of the foregoing nominees.

PROPOSAL 1 - ELECTION OF DIRECTORS

Directors Whose Terms are not Expiring in 2026

The directors whose terms are not expiring this year and who will continue to serve as a director are listed below. They will continue to serve as directors for the remainder of their terms or such other date, in accordance with our Bylaws. Information regarding each of such directors is provided below as of December 31, 2025.

Directors Whose Terms Expire in 2027

MALA ANAND
Age: 58	Board Committees:		Other Public Directorships:
Director Since: March 2019	•	Compensation	•	None

Former Public Directorships Held During the Past Five Years:
	•	None

Ms. Anand has served as President & Chief Customer Experience Officer of Microsoft Corporation (“Microsoft”), a technology company, since October 2025. As Chief Customer Experience Officer of Microsoft, she leads the end-to-end delivery of technical services and AI implementations across Microsoft’s global customer base. Her team orchestrates complex deployments of advanced AI solutions—including large language models, agentic systems, and intelligent automation—integrated seamlessly in enterprise environments. The team drives measurable business outcomes by aligning technical execution with customer success, accelerating time-to-value, and enabling scalable transformation. Ms. Anand previously served as Corporate Vice President, Customer Experience of Microsoft from November 2019 to September 2025. Prior to joining Microsoft, she served as President, Intelligent Enterprise Solutions and Industries of SAP SE, a software company, from October 2016 to October 2019. Ms. Anand served as Senior Vice President, Data & Analytics and Automation Software Platform group at Cisco Systems, Inc. (“Cisco”), a digital communications technology company, from July 2014 to October 2016 and as Vice President and General Manager, Services Platform Group at Cisco from October 2007 to June 2014. Prior to that, Ms. Anand held various senior executive positions in software products, go-to-market, services, and technology businesses and served as the entrepreneur-in-residence for Kleiner Perkins, a venture capital firm.

Qualifications

Ms. Anand possesses significant leadership and experience in software and analytics, including holding multiple technology patents from her time at Cisco, which provides her valuable insight into the role of digital technology in the life science field. In addition, Ms. Anand has executive and operation expertise gained from executive management experience at large, global organizations.

KOH BOON HWEE
Age: 75	Board Committees:		Other Public Directorships:
Director Since: May 2003	•	Executive (Chair)	•	Singapore Exchange Ltd.
	•	Nominating/Corporate Governance (Chair)

Former Public Directorships Held During the Past Five Years:
	•	Far East Orchard Ltd.
	•	Sunningdale Tech, Ltd. (formerly a public company)

Mr. Koh has served as the Independent Chairperson of the Board since March 2017. Since January 2023, Mr. Koh has been the Chairman and Non-Executive and Independent Director of the Singapore Exchange Ltd. He has been the Chairman and General Partner of Altara Ventures Pte. Ltd., a venture capital fund, since December 2011. Since April 2021, Mr. Koh has served as the Non-Executive Chairperson and Non-Executive Director of Sunningdale Tech Ltd., a manufacturing company that has been privately held since April 2021 (“Sunningdale Tech”). While Sunningdale Tech was a public company, Mr. Koh served as the Non-Executive Chairman and Non-Executive Director from January 2009 to March 2021, and as its Executive Chairman and Chief Executive Officer from July 2005 to January 2009. He served as the Chairperson and Non-Executive Director of Far East Orchard Ltd., a real estate company, from April 2013 to April 2022; as the Chairman, Independent and Non-Executive Director of Yeo Hiap Seng Ltd., a Singaporean beverage company, from April 2010 to December 2019; as Executive Director of MediaRing Limited, a communications company (“MediaRing”), from February 2002 to August 2009; as Chairperson of the board of directors of DBS Bank Ltd. (“DBS Bank”) from January 2006 to April 2010; as Chairperson of the board of directors of Singapore Airlines from July 2001 to December 2005 and Chairperson of the board

PROPOSAL 1 - ELECTION OF DIRECTORS

of directors of Singapore Telecom from April 1992 to August 2001. Mr. Koh previously spent 14 years with Hewlett-Packard Company (“Hewlett-Packard”) in its Asia Pacific region.

Qualifications

Mr. Koh possesses a strong mix of leadership and operational experience from his various senior positions with multiple private and public companies, such as Sunningdale Tech, MediaRing Limited, DBS Bank, Singapore Airlines and Singapore Telecom. In addition, Mr. Koh has deep experience in the Asia Pacific region and brings that knowledge and perspective to the Board. Mr. Koh has extensive experience with our Company and its predecessor, Hewlett-Packard, having served on the Board for over 20 years and having spent 14 years with Hewlett-Packard. In addition, Mr. Koh brings public company director experience and knowledge of public company management and governance practices.

PADRAIG MCDONNELL
Age: 54	Board Committees:		Other Public Directorships:
Director Since: May 2024	•	Executive	•	None

Former Public Directorships Held During the Past Five Years:
	•	None

Mr. McDonnell has served as our President and Chief Executive Officer since May 2024. From February 2024 to May 2024, he served as Senior Vice President, Chief Operating Officer, and CEO-elect. Mr. McDonnell served as Agilent's Chief Commercial Officer and President of Agilent CrossLab Group from November 2021 to February 2024. From May 2020 to November 2021, he served as Senior Vice President of Agilent and President of Agilent CrossLab Group. From November 2016 to April 2020, he served as Vice President and General Manager of the Chemistries and Supplies Division. Prior to that, he served as Vice President and General Manager of Laboratory Solutions Sales for the EMEAI region. Mr. McDonnell has previously held a variety of positions with Agilent and Hewlett-Packard.

Qualifications

Mr. McDonnell has broad and deep experience with the Company and its businesses having been an employee of the Company and its predecessor, Hewlett-Packard, for over 28 years. During his career, he has developed considerable expertise in, and in-depth knowledge of, our businesses from the perspective of an individual contributor and at numerous levels of management. This perspective, as well as serving as the Company's Chief Executive Officer, provides valuable insight to the Board.

DANIEL K. PODOLSKY, M.D.
Age: 72	Board Committees:		Other Public Directorships:
Director Since: July 2015	•	Audit and Finance	•	None

Former Public Directorships Held During the Past Five Years:
	•	None

Dr. Podolsky has served as President of the University of Texas Southwestern Medical Center, a leading academic medical center, patient care provider and research institution, since September 2008. Previously, Dr. Podolsky also served concurrently as Mallinckrodt Professor of Medicine at Harvard Medical School and the Chief of Gastroenterology at Massachusetts General Hospital. From 2005 to 2008, Dr. Podolsky served as Chief Academic Officer and Faculty Dean, Academic Programs of Partners Healthcare System, Inc., a non-profit health care system committed to patient care, research, teaching and service. Dr. Podolsky holds the Philip O’Bryan Montgomery, Jr., M.D. Distinguished Presidential Chair in Academic Administration, and the Charles Cameron Sprague Distinguished Chair in Biomedical Science. He is a former President of the American Gastroenterological Association and, in 2008, was elected to the National Academy of Medicine. Dr. Podolsky is a member of the board of the Southwestern Medical Foundation.

Qualifications

Dr. Podolsky brings deep scientific expertise to the Board. His current responsibilities in leading a large academic medical center give him relevant insight into healthcare delivery, and he brings that knowledge and insight to the Board.

PROPOSAL 1 - ELECTION OF DIRECTORS

Directors Whose Terms Expire in 2028

OTIS W. BRAWLEY, M.D.
Age: 66	Board Committees:		Other Public Directorships:
Director Since: November 2021	•	Compensation	•	Incyte Corporation
			•	Lyell Immunopharma, Inc.
			•	PDS Biotechnology Corp

Former Public Directorships Held During the Past Five Years:
	•	None

Since 2019, Dr. Brawley has served as the Bloomberg Distinguished Professor of Oncology and Epidemiology at Johns Hopkins University. From 2007 to 2018, he served as the Chief Medical and Scientific Officer at the American Cancer Society. He served as an Internist and Oncologist and Professor of Hematology, Oncology, Medicine and Epidemiology at Emory University from 2001 to 2018. Dr. Brawley has served on the board of directors of Incyte Corporation, a public biotechnology company, since September 2021, the board of directors of Lyell Immunopharma, Inc., a public biotechnology company, since April 2021, and the board of directors of PDS Biotechnology Corp, a public biotechnology company, since November 2020.

Qualifications

Dr. Brawley brings to the Board scientific expertise and relevant insight into healthcare delivery through his current responsibilities in a leading large academic medical center. In addition, Dr. Brawley brings considerable public company director experience.

MIKAEL DOLSTEN, M.D., Ph.D.
Age: 67	Board Committees:		Other Public Directorships:
Director Since: September 2021	•	Audit and Finance	•	Rocket Pharmaceuticals, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Karyopharm Therapeutics Inc.
	•	Vimian Group AB

Since March 2025, Dr. Dolsten has served as the Founding CEO and Chairman of the Board of Quarry Thera, LLC, a biotechnology company. Previously, he served as President of Worldwide Research, Development and Medical, Chief Scientific Officer and Executive Vice President of Pfizer, Inc. (“Pfizer”), a public biopharmaceutical company, from 2010 to January 2025 and as advisor to the CEO from January 2025 to February 2025. Dr. Dolsten has served as President of Worldwide Research and Development and Senior Vice President of Pfizer from May 2010 until December 2010 and President of Pfizer BioTherapeutics Research & Development Group and Senior Vice President of Pfizer from 2009 until 2010. From 2008 to 2009, Dr. Dolsten served as Senior Vice President of Wyeth Pharmaceuticals, Inc. (“Wyeth”), a public biopharmaceutical company that was acquired by Pfizer in 2009, and President of Wyeth Research from 2008 to 2009. Prior to joining Wyeth, Dr. Dolsten was a Private Equity Partner at Orbimed Advisors, LLC and Executive Vice President, Head of Pharma Research at Boehringer Ingelheim, a pharmaceutical company. Dr. Dolsten also previously held research leadership positions at AstraZeneca PLC (“AstraZeneca”), Pharmacia and Upjohn Company. Dr. Dolsten served on the board of directors of Karyopharm Therapeutics Inc., a public pharmaceutical company, from March 2015 to December 2021, and on the board of directors of Vimian Group AB, a public company supporting veterinary professionals, from April 2021 to May 2024. Since September 2024, Dr. Dolsten has served on the board of directors of Rocket Pharmaceuticals, Inc., a public biopharmaceutical company. Additionally, Dr. Dolsten is a board member of several private biotechnology and AI oriented companies.

Qualifications

Dr. Dolsten has significant experience in the pharmaceutical and biotechnology industries, including his experience serving in senior management positions with Pfizer, Wyeth, Boehringer Ingelheim, AstraZeneca, Pharmacia and Upjohn Company. In addition, Dr. Dolsten brings considerable public company director experience as well as extensive experience within our industry and expertise in business finance.

PROPOSAL 1 - ELECTION OF DIRECTORS

PASCAL SORIOT
Age: 66	Board Committees:		Other Public Directorships:
Director Since: May 2025	•	Compensation	•	AstraZeneca PLC

Former Public Directorships Held During the Past Five Years:
	•	None

Mr. Soriot has served as an Executive Director on the board of directors and Chief Executive Officer of AstraZeneca since October 2012. Prior to joining AstraZeneca, Mr. Soriot served as the Chief Operating Officer of Roche Pharma AG (“Roche”) from January 2010 until August 2012. Prior to that, he served as the Chief Executive Officer of Genentech, Inc. from April 2009 to 2010, until its merger with Roche. In 2022, Mr. Soriot received a knighthood for services to life sciences and leadership in the global response to the COVID-19 pandemic. Mr. Soriot has also served as a director of Sustainable Markets Initiative Limited since April 2023.

Qualifications

Mr. Soriot has significant experience leading one of the world’s largest pharmaceutical companies, and brings to the Board his extensive experience in the life sciences industry and previous leadership and management roles.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Directors who are employed by us do not receive any compensation for their Board services. As a result, Mr. McDonnell, our Chief Executive Officer, received no additional compensation for his services as a director. The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation that is competitive with the compensation paid to non-employee directors within our peer group. The non-employee directors’ compensation plan year begins on March 1 of each year (the “Plan Year”).

Summary of Non-Employee Director Annual Compensation for the 2025 Plan Year

The table below sets forth the annual retainer, equity grants and applicable committee retainers for the non-employee directors for the 2025 Plan Year. Each non-employee director may elect to defer all or part of the cash compensation and the stock award to the 2005 Deferred Compensation Plan for Non-Employee Directors (“Director Deferral Plan”). Any deferred cash compensation is notionally invested into deferred shares of our common stock.

Board Compensation Elements
	Member (1)	Chair (2)
Board Cash Retainer	$105,000	$155,000
Audit and Finance Committee Cash Retainer	$10,000	$25,000
Compensation Committee Cash Retainer	-	$20,000
Executive Committee Cash Retainer	-	-
Nominating/Corporate Governance Committee Cash Retainer	-	-
Annual Stock Grant (3)	$235,000	value

1.
Non-employee directors who serve as a member of the Audit and Finance Committee (excluding the Audit and Finance Committee Chair) receive an additional retainer which is payable in cash at the beginning of each Plan Year.
2.
Non-employee directors who serve as the chairperson of the Board or a Board committee (except that the Independent Chairperson of the Board does not receive an additional retainer for service as chairperson of any Board committee) receive an additional retainer which is payable in cash at the beginning of each Plan Year.
3.
The stock is granted on the later of (i) March 1 or (ii) the first trading day after each annual meeting of stockholders. The number of shares underlying the stock grant is determined by dividing $235,000 by the average fair market value of our common stock over 20 consecutive trading days up to and including the day prior to the grant date. The stock grant vests immediately upon grant and may be deferred pursuant to the Director Deferral Plan.

A non-employee director who joins the Board after the start of the Plan Year will have his or her cash retainer, equity grant and applicable committee retainer prorated based upon the remaining days in the Plan Year that the director will serve on the Board and on the applicable committee.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Non-Employee Director Compensation for Fiscal Year 2025

The table below sets forth information regarding the compensation earned by each of our non-employee directors during the fiscal year ended October 31, 2025:

	Cash	Independent	Committee	Audit Committee	Stock
	Retainer (1)	Chair Retainer (1)	Chair Retainer (1)	Member Retainer (1)	Awards (2)(3)	Total
Name	($)	($)	($)	($)	($)	($)
Mala Anand	105,000	-	-	-	220,426	325,426
Otis W. Brawley, M.D.	105,000	-	-	-	220,426	325,426
Judy Gawlik Brown(4)	81,986	-	-	4,521	182,642	269,149
Mikael Dolsten, M.D., Ph.D.	105,000	-	-	10,000	220,426	335,426
Koh Boon Hwee (5)	105,000	155,000	-	-	220,426	480,426
Heidi Kunz(6)	105,000	-	-	-	220,426	325,426
Daniel K. Podolsky, M.D.	105,000	-	-	10,000	220,426	335,426
Sue H. Rataj	105,000	-	-	10,000	220,426	335,426
George A. Scangos, Ph.D.	105,000	-	20,000	-	220,426	345,426
Pascal Soriot(7)	81,986	-	-	-	182,642	264,628
Dow R. Wilson	105,000	-	25,000	-	220,426	350,426

1.
Reflects all cash compensation earned or paid during fiscal year 2025, including amounts deferred pursuant to the Director Deferral Plan. Dr. Brawley elected to defer 100% of all cash fees earned in fiscal year 2025 to the Director Deferral Plan. The number of deferred shares of our common stock notionally credited in lieu of cash pursuant to the Director Deferral Plan is determined by dividing the dollar value of the deferred cash amount by the twenty (20) day average fair market value for the applicable deferral date.
2.
Reflects the aggregate grant date fair market value for stock awards granted in fiscal year 2025 calculated in accordance with ASC Topic 718. For more information regarding our application of ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to Note 5 of our Consolidated Financial Statements contained in our Annual Report. The dollar values of the stock awards represent stock grants of 1,819 shares for each non-employee director.
3.
Stock awards granted to non-employee directors vest immediately upon grant. Therefore, there are no unvested stock awards outstanding at fiscal year-end.
4.
Ms. Brown joined the Board effective May 20, 2025 and was appointed to the Audit and Finance Committee effective September 17, 2025.
5.
Mr. Koh has served as the Independent Chairperson of the Board since March 15, 2017.
6.
Ms. Kunz retired from the Board effective May 21, 2025.
7.
Mr. Soriot joined the Board effective May 20, 2025.

Non-Employee Director Reimbursement

Non-employee directors are reimbursed for travel and other out-of-pocket expenses incurred in connection with their service on the Board.

Non-Employee Director Stock Ownership Guidelines

Non-employee directors are required to own shares of our common stock having a value of at least six times an amount equal to the annual cash retainer. The shares counted toward the ownership guidelines include shares owned outright and the shares of our common stock in the non-employee director’s deferred compensation account. For recently appointed non-employee directors, these ownership levels must be attained within five years from the date of their initial election or appointment to the Board. All of our incumbent non-employee directors have either achieved the recommended ownership level or are expected to achieve the recommended ownership level within five years of their initial election or appointment to the Board.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We have had formal corporate governance standards in place since our inception in 1999. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange’s (“NYSE”) corporate governance listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. We also regularly review the published guidelines of our major stockholders and the annual updated guidance of the major proxy advisory firms. The Board regularly discusses trends in corporate governance.

We have adopted charters for our Audit and Finance Committee, Compensation Committee, Executive Committee and Nominating/Corporate Governance Committee consistent with the applicable rules and standards. The Board and its Committees regularly review and update the committee charters, as needed, for changes in rules and standards. Our committee charters, Amended and Restated Corporate Governance Standards, Standards of Business Conduct and Director Code of Ethics are located in the Investor Relations section of our website and can be accessed by clicking on “Committee Charters” for the committee charters or “Governance Documents” for the other documents in the “Governance” section of our investor relations web page at www.investor.agilent.com.

Board Leadership Structure

We currently separate the positions of Chief Executive Officer and Chairperson of the Board. Mr. Koh was appointed Chairperson of the Board in March 2017. The responsibilities of the Chairperson of the Board include: setting the agenda for each Board meeting in consultation with the Chief Executive Officer; chairing the meetings of the full Board as well as meetings of the independent directors; and facilitating and conducting, with the Nominating/Corporate Governance Committee, the annual self-assessments by the Board and each standing committee of the Board, including periodic performance reviews of individual directors. Separating the positions of Chief Executive Officer and Chairperson of the Board allows our Chief Executive Officer to focus on our day-to-day business and long-term business strategy, while allowing the Chairperson of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes that having an independent director serve as Chairperson of the Board is the appropriate leadership structure for the Company at this time.

Our Corporate Governance Standards permit the Board to fill the roles of the Chairperson of the Board and the Chief Executive Officer with the same or different individuals. This provides the Board with flexibility to determine whether the two roles should be combined in the future based on our needs and the Board’s assessment of our leadership from time to time. Our Corporate Governance Standards further provide that in the event that the Chairperson of the Board is also the Chief Executive Officer, the Board will consider the appointment of an independent Board member as a lead independent director.

In 2022, we amended the Corporate Governance Standards to remove the mandatory retirement age for directors. The Board made the change in recognition of the contribution that experienced directors, with knowledge of the company, bring to effective Board oversight and of the active role the Board plays in director refreshment and management. The Board believes that the skill-set and perspectives of its members should remain sufficiently current and broad in dealing with current and changing business dynamics, and therefore seeks to maintain a balance of directors with varying lengths of service and ages. The Board recognizes that a mandatory retirement age may have the unintended consequence of forcing the Board and the Company to lose the contribution of directors who, over time, have developed increased knowledge of and valuable insight into the Company and its operations. The Board also believes that there are other, more effective and tailored means to ensure the Board has the right mix of skill-sets, backgrounds and experience, including periodic Board refreshment and robust annual self-assessments. The Nominating/Corporate Governance Committee continues to evaluate the Board members annually and evaluate Board refreshment to ensure the Board continues to reflect the success of our business and represent our stockholders' interests by evaluating our directors qualifications, skills, background and experience.

Board Assessment

We annually evaluate the performance of the Board and its Committees. The Board believes it is important to assess both its overall performance and the performance of its Committees and to solicit and act upon feedback received, where appropriate. As part of the Board’s self-assessment process, directors consider various topics related to Board composition, structure, effectiveness, and responsibilities, as well as the overall mix of director skills, experience, and backgrounds. From time to time, these evaluations are conducted by an independent third party to refresh the process and to provide additional perspectives.

CORPORATE GOVERNANCE

Board’s Role in Strategy and Risk Oversight

One of the key responsibilities of the Board is to engage deeply with management on our strategy, strategic planning process and business-related priorities as we navigate an evolving industry environment, consider industry trends, our competitive position, technological developments and stakeholder-related developments relevant to our business. The Board conducts a comprehensive review of the Company’s strategic plans and overall business every year and works with management to evaluate potential opportunities and risks and assess the Company’s progress in meeting its various strategic goals. This process enables the Board to oversee, assess and consider adjustments with management to the Company’s strategy over the short, intermediate and long term.

The Board has the ultimate responsibility for, and is actively engaged in, oversight of the Company’s risk management both at the full Board level and through its Committees. The full Board is kept abreast of risk oversight and other activities of its Committees through reports by the Committee chairpersons to the full Board during Board meetings. Senior management may also provide risk assessment reports directly to the Board on certain issues, including by invitation of the Board.

The Audit and Finance Committee has primary responsibility for overseeing our enterprise risk management program, which encompasses, among other topics, the primary risks facing the Company and associated risk mitigation measures, including in areas of compliance and regulatory, information technology and cybersecurity, environmental and sustainability, and key site safety and public health. The Audit and Finance Committee receives updates and discusses individual and overall risk areas during its meetings, including our financial risk assessments, cybersecurity program and cyber risk management governance, risk management policies and major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Compensation Committee oversees risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee receives reports from management and discusses whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee also oversees risks relating to organization talent and culture and human capital management.

The Nominating/Corporate Governance Committee oversees matters related to corporate responsibility, including director independence, Board composition and succession and overall Board effectiveness, as well as opportunities associated with sustainability-related matters and potential impacts of environmental and social issues on the Company.

Majority Voting for Directors

Our Bylaws provide for majority voting of directors regarding director elections. In an uncontested election, any nominee for director shall be elected by the vote of a majority of the votes cast with respect to the director. A “majority of the votes cast” means that the number of shares voted “FOR” a director must exceed 50% of the votes cast with respect to that director, including votes to withhold authority. Abstentions and broker non-votes will not count as a vote cast and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. If a director is not elected due to a failure to receive a majority of the votes cast and his or her successor is not otherwise elected and qualified, in accordance with our Bylaws, the director shall promptly offer to tender his or her resignation following certification of the stockholder vote.

The Nominating/Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept or reject it, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote and disclose their decision and the rationale behind it. Any director who tenders his or her offer to resign pursuant to our Bylaws shall not participate in the Nominating/Corporate Governance Committee recommendation or the Board action regarding whether to accept the resignation offer.

Board Communications

Stockholders and other interested parties may communicate with the Board and the Independent Chairperson of the Board by filling out the form at “Contact the Chairperson” under “Governance” at www.investor.agilent.com or by writing to Koh Boon Hwee, c/o Agilent Technologies, Inc., Chief Legal Officer, 5301 Stevens Creek Blvd., MS 1A-11, Santa Clara, California 95051. The Chief Legal Officer will perform a legal review in the normal discharge of duties to ensure that communications forwarded to the Independent Chairperson preserve the integrity of the process. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product

CORPORATE GOVERNANCE

suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements (the “Unrelated Items”) will be logged, but not be forwarded to the Independent Chairperson. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Independent Chairperson.

Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year (other than the Unrelated Items) and made available to the Independent Chairperson and any other independent director on request. The independent directors grant the Chief Legal Officer discretion to decide what correspondence shall be shared with our management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department, as appropriate.

Director Stockholder Meeting Attendance

We encourage, but do not require, our directors to attend the annual meeting of stockholders. Two of our directors attended the 2025 annual meeting of stockholders.

Director Independence

We have adopted standards for director independence in compliance with the NYSE corporate governance listing standards. These independence standards are set forth in our Corporate Governance Standards. The Board has affirmatively determined that all of our directors meet these independence standards with the exception of Padraig McDonnell because of his role as our President and Chief Executive Officer.

Our independent directors meet at regularly scheduled executive sessions without management. The Independent Chairperson of the Board presides at executive sessions of the independent directors.

Compensation Committee Member Independence

We have adopted standards for Compensation Committee member independence in compliance with the NYSE corporate governance listing standards. In affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board considers all factors specifically relevant to determining whether such director has a relationship to the company or any of its subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

•
the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and
•
whether such director is affiliated with the company or a subsidiary of the company.

Director Nomination Criteria: Qualifications and Experience

The Nominating/Corporate Governance Committee will consider director candidates for nomination by stockholders, provided that the recommendations are made in accordance with the applicable procedures in our Bylaws as described in the section entitled “General Information” located at the end of this proxy statement. Candidates recommended for nomination by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the Nominating/Corporate Governance Committee.

We typically hire a third-party search firm to help identify and facilitate the screening and interview process of candidates for director. To be considered by the Nominating/Corporate Governance Committee, a director candidate must have:

•
a reputation for personal and professional integrity and ethics;
•
executive or similar policy-making experience in relevant business or technology areas or national prominence in an academic, government or other relevant field;
•
breadth of experience;

CORPORATE GOVERNANCE

•
soundness of judgment;
•
the ability to make independent, analytical inquiries;
•
the willingness and ability to devote the time required to perform Board activities adequately;
•
the ability to represent the total corporate interests of the company; and
•
the ability to represent the long-term interests of stockholders as a whole.

In addition to these minimum requirements, the Nominating/Corporate Governance Committee will also consider whether the candidate’s skills are complementary to the existing Board members’ skills; the composition of the Board with respect to factors such as experience in technology, manufacturing, finance and marketing and international experience; and the Board’s needs for specific operational, management or other expertise. The Nominating/Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of Board members. In evaluating potential candidates for the Board, the Nominating/Corporate Governance Committee considers these factors in the light of the specific needs of the Board at that time. The search firm screens the candidates, does reference checks, prepares a biography of each candidate for the Nominating/Corporate Governance Committee to review and helps set up interviews. The Nominating/Corporate Governance Committee and our Chief Executive Officer interview candidates that meet the criteria, and the Nominating/Corporate Governance Committee selects candidates that best suit the Board’s needs. From time to time, the Board may ask other members of management, such as our Chief Financial Officer and Chief Legal Officer, to meet with candidates.

Our Bylaws provide a proxy access right for stockholders, pursuant to which a stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, subject to certain limitations and provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board met five times in fiscal year 2025. Each director attended at least 75% of the aggregate number of Board and applicable committee meetings held when the director was serving on the Board and the applicable committee. Set forth below are the four standing committees of the Board, their primary duties, their members and the number of meetings held during fiscal year 2025.

Audit and Finance Committee			Members	Meetings
•	Responsible for the oversight of:		Dow R. Wilson† (Chair) Judy Gawlik Brown† Mikael Dolsten, M.D., Ph.D. Daniel K. Podolsky, M.D. Sue H. Rataj	12
	-	the quality and integrity of our consolidated financial statements;
	-	compliance with legal and regulatory requirements, including our Standards of Business Conduct, and material reports or inquiries from regulators;
	-	qualifications and independence of our independent registered public accounting firm;
	-	performance of our internal audit function and independent registered public accounting firm; and
	-	other significant financial matters, including borrowings, currency exposures, dividends, share issuance and repurchase and the financial aspects of our benefit plans;
•

Has the sole authority to appoint, compensate, oversee and replace the independent registered public accounting firm, reviews its internal quality-control procedures, assesses its independence and reviews all relationships between the independent auditor and the company;

•	Approves the scope of the annual internal and external audit;
•	Pre-approves all audit and non-audit services and the related fees;
•	Reviews our consolidated financial statements and disclosures in our reports on Form 10-K and Form 10-Q;
•	Monitors the system of internal controls over financial reporting and reviews the integrity of the company’s financial reporting process;
•	Reviews funding and investment policies and their implementation and the investment performance of our benefit plans;
•

Establishes and oversees procedures for (a) complaints received by the company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters;

•

Reviews disclosures from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee; and

•

Oversees the company’s annual enterprise risk management assessment, which includes the review of the primary risks, including cybersecurity risks, facing the company and the company’s associated risk mitigation measures.

† Audit and Finance Committee Financial Expert
Compensation Committee			Members	Meetings
•	Approves the corporate goals and objectives related to the compensation of the Chief Executive Officer and other executive officers, evaluates their performance and approves their annual compensation packages;		George A. Scangos, Ph.D. (Chair) Mala Anand Otis W. Brawley, M.D. Pascal Soriot	5
•	Monitors and approves our benefit plan offerings;
•	Reviews and approves the Compensation Discussion and Analysis;
•	Oversees the administration of our incentive compensation, variable pay and stock programs;
•	Assesses the impact of our compensation programs and arrangements on company risk;
•	Recommends to the Board the annual retainer fee as well as other compensation for non-employee directors; and
•	Has sole authority to retain and terminate executive compensation consultants.

CORPORATE GOVERNANCE

Nominating/Corporate Governance Committee		Members	Meetings
•	Recommends the size and composition of the Board, committee structures and membership;	Koh Boon Hwee (Chair) George A. Scangos, Ph.D. Dow R. Wilson	4
•	Establishes criteria for the selection of new directors and proposes a slate of directors for election at each annual meeting;
•	Reviews special concerns which require the attention of non-employee directors;
•	Reviews matters of corporate responsibility and sustainability, including potential impacts of environmental and social issues;
•	Oversees the evaluation of Board members and makes recommendations to improve the Board’s effectiveness; and
•	Develops and reviews corporate governance principles.
Executive Committee		Members	Meetings
•	Meets or takes written action between meetings of the Board, as required; and	Koh Boon Hwee (Chair) Padraig McDonnell	0
•	Has full authority to act on behalf of the Board to the extent permitted by law with certain exceptions.

Related Person Transactions Policy and Procedures

Our Standards of Business Conduct and Director Code of Ethics require that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or the best interests of the company. In addition, we have adopted a written Related Person Transactions Policy and Procedures (the “Related Person Transactions Policy”) that prohibits any of our executive officers, directors or any of their immediate family members from entering into a transaction with the Company, except in accordance with the policy. For purposes of the policy, a “related person transaction” includes any transaction involving the Company and any related person that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Our Related Person Transactions Policy provides that the Nominating/Corporate Governance Committee or, at the Nominating/Corporate Governance Committee’s request, the disinterested members of the Board review related person transactions in accordance with the terms of the policy. In making the determination whether to approve or ratify a transaction, the Nominating/Corporate Governance Committee or the disinterested members of the Board shall consider all relevant available information and, as appropriate, must take into consideration the following:

•
the size of the transaction and the amount payable to the related person;
•
the nature of the interest of the related person in the transaction;
•
whether the transaction may involve a conflict of interest; and
•
whether the transaction involves the provision of goods or services to the company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

The Related Person Transactions Policy provides for standing pre-approval of the following transactions with related persons:

1.
Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of (i) $1,000,000, or (ii) 2 percent of that company’s total annual revenues.
2.
Any charitable contribution, grant or endowment by the company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), a director or a trustee, if the aggregate amount involved does not exceed the lesser of (i) $500,000, or (ii) 2 percent of the charitable organization’s total annual receipts.

CORPORATE GOVERNANCE

Transactions with Related Persons

We purchase services, supplies, and equipment in the normal course of business from many suppliers and sell or lease products and services to many customers. In some instances, these transactions occur with companies with which members of our management or Board have relationships as directors or executive officers. For transactions entered into during fiscal year 2025, no related person had or will have a direct or indirect material interest. While not required under the policy, the members of the Nominating/Corporate Governance Committee, excluding the respective related person for his or her company’s transactions only, reviewed, approved and ratified certain ordinary course commercial transactions with AstraZeneca, Pfizer, and the University of Texas Southwestern Medical Center (“UTSW”).

Pascal Soriot is the Chief Executive Officer and President of AstraZeneca and Daniel K. Podolsky, M.D., is the President of UTSW. During fiscal year 2025, Mikael Dolsten, M.D., Ph.D., served as the President of Worldwide Research, Development and Medical, Chief Scientific Officer and Executive Vice President of Pfizer and retired from Pfizer in all capacities in February 2025.

COMPENSATION DISCUSSION AND ANALYSIS

Dear Stockholder,

In fiscal year 2025, Agilent delivered consistent, profitable growth while navigating a dynamic macroeconomic environment that presented both challenges and opportunities for the life sciences industry. The company demonstrated agility and a strong commitment to long-term value creation, capitalizing on global regulatory trends—particularly around per- and polyfluoroalkyl substances (“PFAS”) testing—and increased pharmaceutical R&D and healthcare investment, especially in China. Agilent’s strong financial results reflect the successful implementation of the Ignite Transformation enterprise operating model, which emphasizes operational excellence, innovation, and customer centricity. Agilent's diluted GAAP earnings per share (“EPS”) grew by 3.2%, diluted non-GAAP EPS grew by 5.7%[1] and revenue grew by 6.7% with our stock delivering strong results, ranking in the top third among our peer group.

As a Committee, we believe that our executive compensation program should be strongly tied to company performance and align our leadership team with our stockholders' interests. As such, funding for Agilent’s fiscal year 2025 executive compensation program appropriately reflected business performance against an ambitious plan, including funding for the corporate Pay for Results (“PFR”) plan at 86% and Long-Term Performance Plan (“LTPP”) awards paying out at 118% and 64% for the total shareholder return (“TSR”) and EPS programs respectively. We are pleased that our stockholders continue to show support for our compensation programs, as demonstrated by our most recent Say on Pay proposal vote result of 89% and the strong sentiments received on our executive compensation program during individual stockholder outreach meetings that occurred the past year.

In support of the Ignite Transformation, the Committee worked with management and conducted a holistic review of our executive compensation program looking for opportunities to fine tune our program. Following this assessment, reflecting on market practice and strategic priorities, we have made some adjustments to our fiscal year 2026 incentive programs to bring simplicity, increase shareholder alignment, and more directly support our operational priorities. See “Planned Changes for Fiscal Year 2026” section below for additional details.

In the Compensation Discussion and Analysis that follows, we discuss our fiscal year 2025 CEO and named executive officer compensation in more detail. You will see that we are strongly committed to both pay for performance and providing clear, transparent disclosure. We encourage you to review this analysis carefully and believe you will agree that our executive compensation program is achieving our objectives of supporting the company’s growth strategy and creating long-term stockholder value.

Compensation Committee

George A. Scangos, Ph.D., Chairperson

Mala Anand

Otis Brawley, M.D.

Pascal Soriot

[1] Non-GAAP diluted EPS are further defined and reconciled to the most directly comparable GAAP financial measures in Appendix A to this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement describes the compensation arrangements for our Named Executive Officers (“NEOs”) for fiscal year 2025 and provides an overview of the compensation policies and practices applicable to our NEOs.

Table of Contents:

•
Named Executive Officers
•
Executive Summary
•
Determining Executive pay
•
Fiscal year 2025 compensation
•
Other compensation elements

Our NEOs for fiscal year 2025 are as follows:

•
Padraig McDonnell, President and Chief Executive Officer (CEO)
•
Rodney Gonsalves, Vice President, Corporate Controller and Principal Accounting Officer and Interim Chief Financial Officer (Interim CFO)*
•
Simon May, Senior Vice President, Agilent and President, Life Sciences and Diagnostics Group (LDG)
•
Angelica Riemann, Senior Vice President, Agilent and President Agilent CrossLab Group (ACG)
•
Bret DiMarco, Senior Vice President, Chief Legal Officer (CLO)
•
Robert McMahon, former Senior Vice President, Chief Financial Officer (CFO)**

*	Mr. Gonsalves was named Interim CFO effective as of July 31, 2025. Adam S. Elinoff was appointed CFO effective November 17, 2025.
**	Mr. McMahon resigned from Agilent effective as of July 31, 2025.

Executive Summary

Chief Financial Officer Transition

Effective July 31, 2025, Mr. McMahon resigned from his position as Agilent's Senior Vice President, CFO. Effective as of the same date, Mr. Gonsalves, our Corporate Controller and Principal Accounting Officer, was appointed as our interim CFO while we conducted a global search for a new CFO.

In consultation with its independent compensation consultant, the Board recognized Mr. Gonsalves' interim appointment with two incremental pay actions for taking on additional responsibility:

•
Mr. Gonsalves received a cash stipend of $8,654 for each bi-weekly pay period he served as interim CFO. The Compensation Committee considered the competitive pay gap between Mr. Gonsalves' then-current base salary and market levels to determine the stipend amount.
•
He also received a one-time Restricted Stock Unit (“RSU”) award with a target value of $1,000,000 that vests in full 12 months following the grant date, with a mandatory one-year post vest holding period.

On October 23, 2025, Agilent appointed Adam Elinoff as Senior Vice President and Chief Financial Officer and Principal Financial Officer of the Company effective November 17, 2025. Upon the effective date of Mr. Elinoff's appointment, Mr. Gonsalves transitioned back to serving as the Company's Vice President, Corporate Controller and Principal Accounting Officer.

COMPENSATION DISCUSSION AND ANALYSIS

In connection with Mr. Elinoff's employment, the Compensation Committee approved the following compensation package:

•
Effective as of November 17, 2025, a base salary of $700,000 and eligibility to participate in our short-term annual incentive program equal to 80% of his base salary,
•
Effective as of November 18, 2025, a grant of (i) RSUs for fiscal year 2026 with a target value of $1,100,000 that vests 25% per year over four years and (ii) performance stock units for the fiscal year 2026 to fiscal year 2028 performance period with a target value of $1,650,000, and
•
A one-time sign-on grant of (i) cash bonus of $800,000, subject to repayment if Mr. Elinoff terminates his employment for any reason within twelve months; (ii) RSUs with a target value of $560,000 that vests 25% per year over four years; and (iii) performance stock units for the fiscal year 2026 to fiscal year 2028 performance period with a target value of $840,000.

Financial Performance Highlights

Year-over-year financial results as compared to fiscal year 2024 results:

Measure	Fiscal Year 2024	Fiscal Year 2025	YOY %
S&P 500 TSR*	12,493.74	15,173.95	21.5%
Agilent TSR*	$129.26	$146.36	13.2%
Revenue (Actual)	$6.5B	$6.9B	6.7%
Operating Margin	22.9%	21.3%	(7.0%)
Operating Margin (non-GAAP)**	26.4%	25.7%	(2.7%)
Diluted EPS	$4.43	$4.57	3.2%
Diluted EPS (non-GAAP)**	$5.29	$5.59	5.7%

*	Stock prices shown for fiscal years 2024 and 2025 are as of October 31, 2024 and October 31, 2025, respectively and include reinvested dividends.
**	Non-GAAP operating margin and non-GAAP diluted EPS are further defined and reconciled to the most directly comparable GAAP financial measures in Appendix A to this proxy statement.

Key Fiscal Year 2025 Highlights

•
There were no material changes to our compensation program designs for fiscal year 2025. Pay for performance alignment remained strong, and stockholders continued to indicate their ongoing support of our programs.
•
Pay continues to be heavily performance-based with 82% to 91% of target pay “at-risk”. For fiscal year 2025, approximately 91% of Mr. McDonnell’s and 82% of our other NEOs’ total direct compensation consisted of short-term and long-term incentives and was “at risk” — which means that this component can vary year to year depending on the performance of the company and our stock price performance.

COMPENSATION DISCUSSION AND ANALYSIS

•
Short-term incentive payouts ranged from 92% to 108%. Achievement of annual financial targets came in below plan, resulting in an overall funding of 86% with final executive bonus payouts ranging from 92%-108% driven by executive Key Business Initiative funding of 0%-200%. As a result of Mr. McMahon's resignation from the Company effective July 31, 2025, his short-term incentive payout was forfeited.
•
Long-term incentive plan payouts were aligned to 3-year business performance. Performance stock units granted in fiscal year 2023 for the fiscal year 2023 to fiscal year 2025 performance period (“FY23-FY25 performance stock units”) based on relative TSR paid out at 118% based on Agilent’s 3-year total shareholder returns being at the 55th percentile of S&P 500 healthcare and materials companies. FY23-FY25 performance stock units based on Adjusted EPS paid out at 64% based on an average of fiscal years 2023, 2024 and 2025 annual performance of 48%, 42% and 103%.
•
Total target compensation for Mr. McDonnell was set at $12.45M. When Mr. McDonnell became CEO in May 2024, his pay was positioned around the 25th percentile of our peers, with the intention of applying a multi-year progression with consideration to ongoing in-role performance, broader Company performance, the Company’s go-forward strategic direction and stockholder alignment.
•
We continued our shareholder engagement outreach. We received 89% stockholder support for our 2025 Say-on-Pay proposal. We continued to engage with stockholders regarding our executive pay program and corporate governance practices, including the stockholder proposal to amend our Certificate and Bylaws to declassify the Board, throughout the year. We contacted our 50 largest stockholders who represent approximately 65% of our stockholder base to recap our executive compensation program for fiscal year 2025, discuss our strategy for fiscal year 2026, and discuss corporate governance matters. We met with a number of our stockholders, representing approximately 30% of our stockholder base, who provided overall strong support, valued insight into the design of our executive compensation program, and thoughtful feedback on the stockholder proposal regarding the declassification of the Board.

Planned Changes for Fiscal Year 2026

The Compensation Committee remains committed to ensuring that Agilent’s executive compensation programs are aligned with our pay-for-performance philosophy and continue to support the company’s strategic priorities and long-term shareholder value. For fiscal year 2026, the Compensation Committee approved updates to the Short-Term and Long-Term Incentive Plans to simplify the structure, improve clarity, and reinforce accountability for business outcomes. These changes strengthen alignment with the CEO’s strategic goals and enhance differentiation based on performance. For fiscal year 2026, the Short-Term Incentive Plan will be based on financial goals weighted at 50% Revenue, 25% Operating Margin and 25% EPS, subject to a +/-10% strategic multiplicative modifier based on quantifiable non-financial targets and a +/-10% individual performance multiplicative modifier. Short-term incentive payouts will still be capped at 200%. The Long-Term Incentive Plan will be revised to eliminate 1-year EPS goals in response to shareholder feedback and will transition to a mix of 60% performance share units (“PSUs”) and 40% time-based RSUs. PSU awards will be earned solely based on 3-year relative TSR performance against the S&P 500 Healthcare Index (with the Materials Index removed). RSUs will continue to vest ratably over 4 years. Along with these changes, the one‑year post‑vest hold requirement will transition to a guideline for CEO staff to hold 50% of shares until ownership guidelines are met. The Company will discontinue the use of stock options.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance and Principles

Governance Practices

Our executive compensation program is overseen by the Compensation Committee of the Board of Directors with the advice and counsel of our independent external compensation consultant as well as members of the management team. Following are key provisions of our pay practices that we believe best serve stockholders.

Philosophy / Practice		Result
We structure compensation to create strong alignment with stockholder interests		Significant majority of pay is “at risk,” delivered via performance-based vehicles such as long-term performance stock units and annual cash incentives.
Robust stock ownership guidelines.
Mandatory one-year post-vest holding period on annual performance awards under the long-term performance plan and executive RSU awards granted between fiscal years 2016 and 2025.
We design our programs to avoid excessive risk taking*		Strong recoupment and anti-hedging and pledging policies in place.
Annual compensation risk assessment.
Balanced internal and external goals.
We follow best practices in executive compensation design		Limited perquisites.
Double trigger on change in control benefit provisions and no tax gross-up agreements.
Different metrics are used for the short-term and long-term incentive programs.
	X	No dividends / dividend-equivalents on unearned performance awards and unvested stock awards.
	X	No acceleration of vesting of equity awards, including LTPP performance stock units, upon retirement (awards continue to vest subject to age and service requirements).

* See “Additional Information Compensation Risk Controls” section below for details.

Principles for Determining Executive Pay

Our executive pay decisions are grounded in a core philosophy that applies to all elements of compensation. Our compensation philosophy is intended to:

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Align executive interests with stockholders;
•
Motivate and reward for superior revenue and earnings growth;
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Support our short- and long-term business strategy;
•
Provide pay for performance; and
•
Deliver competitive total direct compensation to attract, retain and motivate the best employees.

COMPENSATION DISCUSSION AND ANALYSIS

The following principal elements of compensation are provided under our executive compensation program:

Elements of Pay
Base Pay	Baseline for competitive total compensation.
Normally 20% or less of total direct compensation for NEOs.
Short-Term Incentives	Focuses executives on critical operating and strategic goals best measured annually.
Provides downside risk for underperformance and upside reward for success.
Leverages financial measures such as revenue and operating margin, supplemented with select strategic initiatives.
Long-Term Incentives	Significant majority of NEO target compensation is performance-based and “at risk”.
Motivates and rewards multi-year stockholder value creation.
Facilitates executive stock ownership.
Enables retention.

Delivered through performance stock units, stock options and RSUs, with a mandatory one-year post-vest holding period for performance stock units and RSUs granted between fiscal years 2016 and 2025 to encourage long-term orientation.

Performance measures include long-term financial objectives and the relative performance of our stock against our peers.

Our actual total compensation for each NEO varies based on (i) Company performance measured against external metrics that correlate to long-term stockholder value, (ii) performance of our business units against specific targets, and (iii) individual performance. These three factors are considered in positioning base salaries, determining earned short-term incentives and determining long-term incentive grant values.

Independent Compensation Committee and Consultant

The Compensation Committee is composed solely of independent members of the Board and operates under a Board-approved charter which outlines the Committee’s major duties and responsibilities. This charter can be accessed by clicking on “Committee Charters” in the “Governance” section of the web page at www.investor.agilent.com.

Semler Brossy, our independent compensation consultant, does not perform any other work for us, does not trade our stock, has independence policies that are reviewed annually and has agreed to proactively notify the Compensation Committee chair of any potential or perceived conflicts of interest. The Compensation Committee found no conflict of interest during fiscal year 2025.

For fiscal year 2025, our independent compensation consultant advised the Compensation Committee on several compensation matters, including but not limited to:

•
Senior leadership transition, including compensation proposals for incoming senior leaders and interim CFO;
•
Criteria used to identify peer companies for executive compensation and performance metrics;
•
Evaluation of our total direct compensation levels and mix for the NEOs and four other senior officers;
•
Mix of long-term incentives, grant types and allocation of equity awards;
•
Review of the short- and long-term incentive programs for fiscal year 2025;
•
Review of market trends and governance practices;
•
Risk assessment of incentive pay practices;
•
Board of Directors compensation;
•
Review of various other proposals presented to the Compensation Committee by management; and
•
Support for stockholder outreach campaign.

COMPENSATION DISCUSSION AND ANALYSIS

Role of Management

The CEO and the Chief Human Resources Officer consider the performance, capabilities and scope of responsibilities of each of our named executive officers, other than the CEO, and the compensation package they believe will attract, retain and motivate these senior leaders. The Chief Human Resources Officer does not provide input on setting her own compensation. A comprehensive analysis is conducted using a combination of the market data based on our compensation peer group and proxy data, performance against targets, and overall performance assessment. This data is used to determine if an increase recommendation in compensation is warranted and the amount and type of any increase for each of the total compensation components for the then-current fiscal year. After consulting with the Chief Human Resources Officer, the CEO makes compensation recommendations for each of our NEOs, other than for his own compensation, to the Compensation Committee, at its first meeting of the fiscal year. Members of our legal department, including our Chief Legal Officer, regularly provide legal support to the Compensation Committee, but do not participate in meetings where their own compensation is being discussed.

Process for Determining Compensation

To determine total target compensation for fiscal year 2025, the Compensation Committee considered:

•
The performance of each individual executive for the prior fiscal year;
•
The most recent peer group data from our independent compensation consultant;
•
Our short-and long-term business and strategic goals; and
•
Detailed tally sheets for the CEO and each NEO.

Our independent compensation consultant presents and analyzes market data for each officer position and provides insight on market practices for the Compensation Committee’s review. Our consultant also collaborates with the Compensation Committee Chair to develop CEO pay recommendations. The Compensation Committee then approves the form and amount of compensation for all executive officers after considering the market data, company, business unit and individual performance, and the CEO’s compensation recommendations for his staff.

Peer Group for Executive Compensation

Each year, the Compensation Committee meets with our independent compensation consultant to review and approve the peer group companies that satisfy our selection criteria. For fiscal year 2025, our executive compensation peer group consisted of the 32 companies listed below, including 28 companies from the S&P 500 Health Care Index (excluding the Health Care Distributors, Health Care Facilities and Managed Health Care subsectors) with revenues between 0.5x and 2.5x our trailing twelve-month actual revenue, supplemented with four of our most direct competitors (Thermo Fisher, Danaher, Waters and Revvity). The range of annual revenues for peer group members was determined so that Agilent's annual revenue would fall around the median of the peer group. Based on the stated criteria, Cooper, DexCom, Moderna, Revvity and Solventum were added to the peer group entering fiscal year 2025 and Dentsply, Organon and PerkinElmer, which split into PerkinElmer and Revvity, were removed. We believe our approach determines a set of peers that is limited to our most direct competitors for talent, but large enough to provide year-over-year stability. We used data from this peer group to inform each NEO’s compensation for fiscal year 2025, with aggregate compensation targeted at around the peer group median.

Align Technology	DexCom	Mettler-Toledo	Vertex Pharma
Baxter Intl	Edwards Lifesciences	Moderna	Viatris
Biogen	Hologic	Quest Diagnostics	Waters
Boston Scientific	IDEXX Labs	Regeneron Pharma	Zimmer
Catalent	Illumina	ResMed	Zoetis
Charles River Labs	Incyte	Revvity
Cooper	Intuitive Surgical	Solventum
Danaher	IQVIA	Steris
DaVita HealthCare	Lab Corp of America	Thermo Fisher

COMPENSATION DISCUSSION AND ANALYSIS

For compensation decisions for fiscal year 2026, we maintained the same peer group selection criteria, which resulted in the removal of two peers (Catalent and Illumina).

Peer Group for the Long-Term Performance Program

The Compensation Committee believes that an expanded peer group is more appropriate for determining relative TSR under the Company’s LTPP, as an expanded peer group better represents a range of alternative investment options for stockholders and reduces the volatility inherent in small comparator groups. Therefore, the Compensation Committee continued to use the approximately 92 companies in the Health Care and Materials Indexes of the S&P 500 for determining TSR under the LTPP. Only companies that are included in one of these indexes at the beginning of the performance period and which have three years of stock price performance at the end of the performance period are included in the final calculation of results. Any change in the expanded peer group is solely due to S&P's criteria for inclusion in the indexes.

CEO Compensation

The Compensation Committee establishes the CEO’s compensation based on a thorough review of the CEO’s performance that includes:

•
An objective assessment against predetermined metrics set by the Compensation Committee;
•
Tally sheets;
•
Market data from our independent compensation consultant;
•
A self-evaluation by the CEO that the Compensation Committee discusses with the other independent directors; and
•
A qualitative evaluation of the CEO’s performance.

The Compensation Committee reviews the CEO’s total direct compensation package annually and presents its recommendation to the other independent directors for review and comment before making the final determinations on compensation for the CEO.

Fiscal Year 2025 Compensation

Base Salary

Our salaries reflect the responsibilities of each NEO and the competitive market for comparable professionals in our industry and are set to create an incentive for executives to remain with us. Base salaries and benefits packages are the fixed components of our NEOs’ compensation and do not vary with company performance. Each NEO’s base salary is set by considering market data as well as the experience and performance of each NEO. For fiscal year 2025, Messrs. McDonnell, Gonsalves, May and DiMarco, received salary increases between 4% and 7%, generally consistent with typical increases provided to the broader Agilent employee population. Mr. McMahon received an 18% increase to reflect an increase in the scope of his responsibilities and the competitive talent market, while Ms. Riemann received a 14% increase to further position her closer to the market median as part of a several-year progression towards that goal.

Name	Fiscal Year 2024 Salary	Fiscal Year 2025 Salary	Increase
Padraig McDonnell	$1,075,000	$1,150,000	7%
Rodney Gonsalves	$438,000	$455,000	4%
Simon May	$600,000	$640,000	7%
Angelica Riemann	$525,000	$600,000	14%
Bret DiMarco	$640,000	$685,000	7%
Robert McMahon	$760,000	$900,000	18%

COMPENSATION DISCUSSION AND ANALYSIS

Short-Term Cash Incentives

The Performance-Based Compensation Plan reflects our pay-for-performance philosophy and directly ties short-term incentives to short-term business performance. These awards are linked to specific annual financial goals and key business initiatives for the overall company and the three business groups (LDG, ACG and AMG). The financial goals are established at the beginning of each year based on our financial plan established by the Board of Directors and are not changed after they are approved by the Compensation Committee. The Compensation Committee certifies the calculations of performance against the goals for each period and payouts, if any, are made in cash.

For fiscal year 2025, the awards under the Performance-Based Compensation Plan were determined by multiplying the individual’s base salary for the performance period by the individual’s target award percentage and the performance results, as follows:

Financial Goals	Annual Salary	X	Individual Target Bonus % (varies by individual)	X	Financial Portion of Target Bonus (75% to 100%)	X	Attainment % (based on actual performance)
Key Business Initiatives	Annual Salary	X	Individual Target Bonus % (varies by individual)	X	Strategic Portion of Target Bonus (0% to 25%)	X	Attainment % (based on actual performance)

Payout Matrices to Measure Financial Metrics

We use payout matrices to determine payout percentages for our fiscal year 2025 short-term incentive program. The payout matrices are designed to reward profitable growth by increasing payout percentages commensurate with increased adjusted operating margin and / or revenue achievement as illustrated in the table below.

		Fiscal Year 2025 - Revenue Achievement (% of target)
		<=93%	97.0%	100.0%	103.0%	105.0%
	107%	95%	126%	150%	180%	200%
Fiscal Year	104%	81%	108%	129%	159%	179%
2025 - OM	100%	63%	84%	100%	130%	150%
Achievement	94%	45%	67%	83%	108%	125%
(% of target)	87%	25%	46%	63%	82%	95%
	86%	0%	0%	0%	0%	0%

Note: This specific payout matrix was used to determine the company level payout percentage. The payout percentage is determined by finding the intersection between goal attainments as a percentage of plan for each financial metric. Payout percentages are assigned to each intersection of revenue and adjusted operating margin percentage throughout the payout matrix. Payouts between the numbers represented in the table above are calculated on a linear payout matrix and the threshold amount for adjusted operating margin percentage must be met in order for a payout to be made. Payout matrices vary by business group. No payouts are awarded for Adjusted Operating Margin achievement below the 87% threshold.

Financial Goals and Fiscal Year 2025 Operational Results

The Performance-Based Compensation Plan financial goals were based on (1) our adjusted operating margin percentage and our revenue and (2) the adjusted operating margin percentage and revenue goals for each of the business units. The Compensation Committee chose those metrics because:

•
operating margin keeps focus on expense discipline and meeting efficiency measures;
•
revenue places focus on delivering strong top-line growth results; and
•
together, these metrics drive leveraged earnings growth that translates to higher EPS.

The financial targets that must be met to receive the target payout are based on our financial plan. We use a non-GAAP adjusted operating margin that excludes the ongoing impact of certain mergers and acquisitions, currency, hedging and interest costs related to mergers and acquisitions. To determine earned awards, we use payout matrices that link the metrics and reflect threshold-to-maximum opportunities based on various achievement levels of the metrics. No awards are paid unless the operating margin percentage threshold is achieved and the maximum award under the plan is capped at 200% of the target award. The target metrics set for our short-term incentives and their corresponding results were as follows:

COMPENSATION DISCUSSION AND ANALYSIS

	Operating Margin %					Revenue $
	Threshold	Target	Max	Results	Goal Attainment	Target (Mil)	Max (Mil)	Results (Mil)	Goal Attainment	Payout Percentage (Per Matrix)
Agilent	23.5%	27.0%	28.9%	25.7%	95.0%	$6,960	$7,308	$6,934	100%	85.8%
LDG	17.8%	20.5%	21.9%	19.8%	96.5%	$2,738	$2,875	$2,719	99%	90.0%
ACG	29.4%	33.8%	36.2%	32.6%	96.5%	$2,889	$3,033	$2,902	100%	76.5%
AMG	20.9%	24.0%	25.7%	22.9%	95.5%	$1,333	$1,399	$1,312	98%	84.7%

Note: The adjusted non-GAAP operating margin and adjusted non-GAAP revenue measures used in our executive compensation programs may differ from GAAP and non-GAAP operating margin and GAAP and non-GAAP revenue as reported in our quarterly earnings releases as they exclude the impact of mergers and acquisitions, currency and hedging. See Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measures.

Key Business Initiatives – Targets and Results

For fiscal year 2025, under the Performance-Based Compensation Plan, we continued to utilize annual key business initiatives to align NEOs’ objectives with strategic Company priorities. These key business initiatives are established at the same time as the financial goals and account for 25% of the total target bonus for each NEO who was assigned to key business initiatives. The maximum payout per NEO for satisfaction of the strategic component is the lesser of (i) up to 200% of key business initiative performance results or (ii) 0.75% of non-GAAP pre-tax earnings for the Company, and the Compensation Committee may exercise negative discretion in determining the final payout.

For fiscal year 2025, the key business initiatives were chosen to align NEOs with the Ignite Enterprise Operating Model, designed to enhance speed, efficiency, and effectiveness in advancing the Company’s strategic priorities. The following table sets forth (i) each key business initiative and its threshold, target and maximum achievement levels, (ii) the NEOs assigned to each key business initiative, and (iii) the final attainment and payout percentage for each objective. If an NEO is assigned to more than one objective, the weighting is equally distributed. The targets were established with the rigor necessary to drive desired results for each initiative. For competitive purposes, specific threshold, target and maximum amounts are not shown in the descriptions that follow.

Officer Assigned	Fiscal Year 2025 Key Business Initiative Description	Threshold (25%)	Target (100%)	Maximum (200%)	Payout Percentage
May	Agilent Transformation: Acquisition Revenue ($M)	80% of plan	Achieve Plan	120% of plan	0%
All	Agilent Transformation: Incremental Savings ($M)	67% of plan	Achieve Plan	133% of plan	140%
Gonsalves, May, Riemann, McMahon	Agilent Transformation: Pricing Enhancements ($M)	80% of plan	Achieve Plan	120% of plan	200%

Note: If an NEO is assigned to more than one key business initiative within a category, those initiatives are equally weighted. For foreign exchange conversion purposes, all Orders/Revenue assume the November accounting rate.

Actual payout tables for key business initiatives use a straight-line payout slope (and/or key milestones) from threshold to target and from target to maximum. Final payouts for each key business initiative are recommended by the CEO and approved by the Compensation Committee.

Target Award Percentages and Fiscal Year 2025 Actual Payouts

Our Compensation Committee set the fiscal year 2025 short-term incentive target amounts based on a percent of base salary pre-established for each NEO considering the relative responsibility of each NEO. For fiscal year 2025, short-term incentive target bonuses were set at 135% of base salary for Mr. McDonnell as the CEO, 60% of base salary for Mr. Gonsalves, 80% of base salary for Mr. May and Ms. Riemann, 75% of base salary for Mr. DiMarco and 90% of base salary for Mr. McMahon.

COMPENSATION DISCUSSION AND ANALYSIS

The payouts under the Performance-Based Compensation Plan for fiscal year 2025 are provided in the chart below and in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table”. The chart below shows the targets and calculated payout based on results. As a result of Mr. McMahon's resignation from Agilent effective July 31, 2025, his short-term incentive payout was forfeited.

Long-Term Incentives

Long-Term Incentives Granted in Fiscal Year 2025

The Compensation Committee places emphasis on company performance by delivering 60% of the annual NEO grants in performance awards and another 20% in stock options. The remaining 20% is provided in restricted stock units. Stock grant values were delivered as follows:

Equity Vehicle	Weighting	Metric	Vesting	Holding Period	Payout Range
Performance Stock Units	30%	Relative Total Shareholder Return	100% after 3rd year	One-year post-vest holding period	0% to 200% share target
Performance Stock Units	30%	Annual Adjusted Earnings Per Share	100% after 3rd year
Stock Options	20%	None	25% each year over 4 years	N/A	N/A
Restricted Stock Units	20%	None	25% each year over 4 years	One-year post-vest holding period	N/A

COMPENSATION DISCUSSION AND ANALYSIS

The target value of the long-term incentive awards is determined at the beginning of the then-current fiscal year for each NEO. The target value for grants made in fiscal year 2025 reflects the Compensation Committee’s judgment on the relative role of each NEO’s position within the company, as well as the performance of each NEO and benchmark data from our compensation peer group.

	Type of Award / Value / # of Shares								Total Target
	Performance Stock Units - TSR		Performance Stock Units - EPS		Stock Options		Restricted Stock Units		Value of Long Term- Incentive Awards
Name	($)	(#)	($)	(#)	($)	(#)	($)	(#)	($)
Padraig McDonnell	2,925,000	15,693	2,925,000	23,350	1,950,000	45,202	1,950,000	15,656	9,750,000
Rodney Gonsalves	255,000	1,368	255,000	2,036	170,000	3,941	1,170,000	10,396	1,850,000
Simon May	645,000	3,460	645,000	5,149	430,000	9,968	430,000	3,452	2,150,000
Angelica Riemann	600,000	3,219	600,000	4,790	400,000	9,272	400,000	3,212	2,000,000
Bret DiMarco	712,500	3,823	712,500	5,688	475,000	11,011	475,000	3,814	2,375,000
Robert McMahon	1,200,000	6,438	1,200,000	9,579	800,000	18,544	1,500,000	11,808	4,700,000

Note: The target number of shares is determined by dividing the target value of the applicable award by the product of the 20-day average stock price, for the period preceding the grant date, multiplied by the applicable accounting valuation.

Note: The table above includes a one-time restricted stock unit retention grant for Mr. Gonsalves, with a target amount of $1,000,000, in recognition of his role as Interim CFO. This retention grant vests in full 12 months following the grant date and has a mandatory one-year post-vest holding period and is not subject to the retirement treatment applicable to all employees as defined on page 54. The table also includes a one-time restricted stock unit retention grant for Mr. McMahon, with a target amount of $700,000. This retention grant would have vested 100% 12 months following the grant date with a one-year post-vest holding period. As a result of Mr. McMahon's resignation from Agilent effective July 31, 2025, all of his fiscal year 2025 stock grants were forfeited.

Performance Conditions for Performance Stock Units Granted in Fiscal Years 2024 and 2025

The Compensation Committee has established rolling three-year performance periods for determining earned performance stock units. The financial goals for the performance stock units for fiscal years 2024 and 2025 are based on relative TSR and adjusted earnings per share. Relative TSR aligns with stockholder interests as higher TSR results in higher potential returns for stockholders as well as ensuring a correlation between performance and payouts. Adjusted earnings per share ensures our executives are focused on long-term superior earnings growth. As noted above, our fiscal year 2025 short-term incentive program focuses on adjusted operating margin and revenue, which drive internal business strategies that in turn impact our TSR.

Relative TSR Performance Stock Units – Fiscal Year 2024 to Fiscal Year 2026 Performance Period and Fiscal Year 2025 to Fiscal Year 2027 Performance Period

Fifty percent of the performance stock units granted in fiscal year 2024 for the fiscal year 2024 to fiscal year 2026 performance period (“FY24-FY26 performance stock units”) and fifty percent of the performance stock units granted in fiscal year 2025 for the fiscal year 2025 to fiscal year 2027 performance period (“FY25-FY27 performance stock units”) had financial goals based on relative TSR versus all companies in our LTPP peer group, the S&P 500 Health Care and Materials Indexes for fiscal year 2024 through fiscal year 2026 and fiscal year 2025 through fiscal year 2027. The LTPP peer group companies are established at the beginning of the performance period and need to have three full years of stock price data to be used in the final relative TSR calculation. We believe that a 100% payout at median TSR performance is appropriate as it represents the right balance of risk versus reward for a long-term TSR plan. We want our plan to reward actions that improve stockholder returns over the long-term rather than motivate actions designed to bolster short-term stock price returns that may not be in the stockholders' long-term interests. The company does not establish an absolute TSR target as we believe performance is best measured on a relative basis against our selected LTPP peer group. Relative TSR performance stock units are completely “at risk” compensation because our performance must be at or above the 25th percentile for the individuals to receive any payout. The final and only payouts will be at the end of fiscal years 2026 and 2027 respectively, based on the relative TSR for the three-year performance period.

COMPENSATION DISCUSSION AND ANALYSIS

The payout schedule determined by the Compensation Committee in fiscal year 2024 and fiscal year 2025 was as follows:

Payout as a
Percentage of
Relative TSR Performance	Target
Below 25th Percentile Rank (threshold)	0%
25th Percentile Rank	25%
50th Percentile Rank (target)	100%
75th Percentile Rank and Above	200%

For purposes of determining the relative TSR awards, relative TSR reflects (i) the aggregate change in the 20-day average closing price of our stock versus each of the companies in our LTPP peer group, each as measured at the beginning and end of the three-year performance period plus (ii) the value (if any) returned to stockholders in the form of dividends or similar distributions, assumed to be reinvested on distribution date on a pre-tax basis.

Earnings Per Share Performance Stock Units – Fiscal Year 2024 to Fiscal Year 2026 Performance Period and Fiscal Year 2025 to Fiscal Year 2027 Performance Period

Fifty percent of the FY24-FY26 performance stock units and fifty percent of the FY25-FY27 performance stock units had financial goals based on adjusted earnings per share. Awards will be determined by calculating the adjusted earnings per share attained at the end of each of the three fiscal years in the performance period compared to the targets (which are set at the beginning of each fiscal year during the three-year performance period). The fiscal years 2024 and 2025 EPS targets were set at the mid-point and high-end of external guidance respectively, and issued at the beginning of each fiscal year. We use non-GAAP adjusted diluted earnings per share and all targets are subject to Compensation Committee approval. The final and only payouts will be at the end of fiscal year 2026 and 2027 respectively and will be based on an average of the payout percentage for each fiscal year. For the FY25-FY27 performance stock units, the final payout (average of three annual payout percentages) will be multiplied by a fiscal year 2027 Operating Margin modifier and the payout will be adjusted by up to +/-20% based on results. The threshold, target and maximum levels as well as fiscal year 2024 and fiscal year 2025 results are set forth in the tables below:

	FY24-FY26 Performance Stock Units - EPS
Fiscal Year	Threshold (25%)	Target (100%)	Maximum (200%)	Actual Adjusted EPS	Attainment Percentage
FY24	$5.16	$5.55	$5.94	$5.25	42%
FY25	$5.18	$5.57	$5.96	$5.58	103%
FY26	TBD	TBD	TBD	TBD	TBD
Payout					TBD

FY25-FY27 Performance Stock Units - EPS
Fiscal Year	Threshold (25%)	Target (100%)	Maximum (200%)	Actual Adjusted EPS	Attainment Percentage
FY25	$5.18	$5.57	$5.96	$5.58	103%
FY26	TBD	TBD	TBD	TBD	TBD
FY27	TBD	TBD	TBD	TBD	TBD
Payout					TBD

Note: The adjusted non-GAAP EPS measure used in our executive compensation programs for fiscal years 2023, 2024 and 2025 may differ from non-GAAP EPS as reported in our quarterly earnings releases as it excludes the impact of mergers and acquisitions, currency, hedging and interest costs related to mergers and acquisitions, material share repurchase deviations from plan and associated debt expense, and material differences in our corporate tax rate due to the impact of significant, unplanned tax legislation during the fiscal year. See Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measure.

COMPENSATION DISCUSSION AND ANALYSIS

Performance Stock Units Earned in Fiscal Year 2025 – Relative TSR

Fifty percent of the FY23-FY25 performance stock units were measured based on relative TSR versus all companies in the S&P 500 Health Care and Materials Indexes for fiscal years 2023 through 2025 with the payout percentages as follows:

	Peer Group TSR	Payout Percentage
75th Percentile	44.9%	200%
Median	4.2%	100%
25th Percentile	-28.0%	25%
Agilent	10.6%	118%

In November 2025, the Compensation Committee certified the relative TSR results for the fiscal year 2023 to fiscal year 2025 performance period. Agilent’s stock price performance was at the 55th percentile of our peer group and resulted in a 118% payout percentage. See table below:

	Target Award (# of Shares)	Target Award Value ($)	Earned Award (as % of Target)	Earned Award (# of Shares)
Padraig McDonnell	3,451	600,000	118%	4,072
Rodney Gonsalves	1,234	214,500	118%	1,456
Simon May	-	-	-	-
Angelica Riemann	725	126,000	118%	856
Bret DiMarco	-	-	-	-
Robert McMahon	5,824	1,012,500	-	-

Note: The final share amount was determined by multiplying the target award shares by the resulting payout percentage. As a result of Mr. McMahon's resignation from Agilent effective July 31, 2025, all of his outstanding awards were forfeited.

Our relative TSR performance (or percentile position) compared to that of our LTPP peer group and the payout percentages for the LTPP for the past five performance periods are set forth below:

Note: A 200% payout is achieved when our relative TSR is at or above the 75th percentile of our LTPP-TSR peer group.

COMPENSATION DISCUSSION AND ANALYSIS

Performance Stock Units Earned in Fiscal Year 2025 – Adjusted Earnings Per Share

Fifty percent of the FY23-FY25 performance stock units had financial goals based on adjusted earnings per share. The 64% payout percentage earned under these performance stock units was determined by calculating the adjusted earnings per share attained at the end of each of the three fiscal years in the performance period compared to the targets (which were set at the midpoint or high-end of external guidance that is determined and publicly announced at the beginning of each fiscal year during the three-year performance period). We set our adjusted EPS goals on an annual basis to maximize the alignment of the program with our aggressive long-term growth plans. We believe setting adjusted EPS targets at the time of grant for the full three-year period risks establishing goals that could be insufficiently or overly aggressive in years two and/or three of the performance-period given the shorter cyclical nature of our business and risks misalignment with the annual EPS guidance we provide to stockholders at the beginning of each fiscal year. Annual goal setting for EPS goals is a common practice among our peer companies, and we find it has had the intended motivational effect for our executive team through a particularly volatile period in the market as it has oriented them around aggressive, context-sensitive EPS growth targets each year. We use non-GAAP adjusted diluted earnings per share, subject to Compensation Committee approval. Once set, the target is not subject to change during the fiscal year. The payout percentage for the FY23-FY25 performance stock units, which was certified by the Compensation Committee at the November 2025 meeting, was a simple average of the payout percentage certified for fiscal year 2023, fiscal year 2024 and fiscal year 2025. The threshold, target, maximum and final attainment numbers are set forth in the table below:

	FY23-FY25 Performance Stock Units - EPS
Fiscal Year	Threshold (25%)	Target (100%)	Maximum (200%)	Actual Adjusted EPS	Attainment Percentage
FY23	$5.22	$5.65	$6.08	$5.35	48%
FY24	$5.16	$5.55	$5.94	$5.25	42%
FY25	$5.18	$5.57	$5.96	$5.58	103%
Payout					64%

Note: The adjusted non-GAAP EPS measure used in our executive compensation programs for fiscal years 2023, 2024 and 2025 may differ from GAAP and non-GAAP EPS as reported in our quarterly earnings releases as it excludes the impact of mergers and acquisitions, currency, hedging and interest costs related to mergers and acquisitions, material share repurchase deviations from plan and associated debt expense, and material differences in our corporate tax rate due to the impact of significant, unplanned tax legislation during the fiscal year. See Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measure.

In November 2025, the Compensation Committee approved the LTPP-EPS results for the fiscal year 2023 to fiscal year 2025 performance period. Agilent’s adjusted earnings per share performance resulted in a 64% payout percentage as calculated above, resulting in the share payouts shown in the table below:

	Target Award (# of Shares)	Target Award Value ($)	Earned Award (as % of Target)	Earned Award (# of Shares)
Padraig McDonnell	4,738	600,000	64%	3,032
Rodney Gonsalves	1,694	214,500	64%	1,084
Simon May	-	-	-	-
Angelica Riemann	995	126,000	64%	637
Bret DiMarco	-	-	-	-
Robert McMahon	7,996	1,012,500	-	-

Note: The final share amount was determined by multiplying the target award shares by the resulting payout percentage. As a result of Mr. McMahon's resignation from Agilent effective July 31, 2025, all of his outstanding awards were forfeited.

COMPENSATION DISCUSSION AND ANALYSIS

Additional Information

Equity Grant Practices

The Compensation Committee generally makes grants of stock awards to our NEOs at the first Compensation Committee meeting of our fiscal year. Awards are neither timed to relate to the price of our stock nor to correspond with the release of material non-public information, although grants are generally made when our trading window is open. Grants to current employees are effective on or after the date of the Compensation Committee meeting approving such grants. Grants to new employees, including potential NEOs, are typically made at the next regularly scheduled Compensation Committee meeting following the employee’s start date.

The standard vesting schedule for our equity grants is 100% after the third year for performance stock units and 25% per year over four years for restricted stock units and stock options. From fiscal year 2016 to fiscal year 2025, performance stock unit awards and restricted stock units granted to executive level employees and above were also subject to a one-year post-vest holding period.

Compensation Risk Controls

Semler Brossy, our independent compensation consultant, collaborates with management to conduct an annual review of our compensation-related risks. The risk assessment conducted during fiscal year 2025 did not identify any significant compensation-related risks and concluded that our compensation program is well designed to encourage behaviors aligned with the long-term interests of stockholders. Semler Brossy also found an appropriate balance in fixed versus variable pay, cash and equity, corporate, business unit, and individual goals, financial and non-financial performance measures, and formulas and discretion. Finally, Semler Brossy determined that there are appropriate policies and controls in place to mitigate compensation-related risk.

Recoupment and Clawback Policies

We maintain an Executive Compensation Recoupment Policy (the “Recoupment Policy”), that applies to all our executives and former executives who leave the Company after September 16, 2020. Under the Recoupment Policy, in the event of a material restatement of financial results (wherein results were incorrect at the time published due to mistake, fraud or other misconduct), the Compensation Committee will review all short and long-term incentive compensation awards that were paid or awarded to executives for performance periods beginning after July 14, 2009 (in the case of executive officers covered by Section 16 of the Securities Exchange Act (“Section 16 Officers”)) or September 16, 2020 (in the case of other executives) that occurred, in whole or in part, during the restatement period.

Additionally, under the Recoupment Policy, in the case of fraud or misconduct by an executive, including breach of any regulatory standards that have resulted in significant negative impact on our results of operations or market capitalization, the Compensation Committee will consider actions to remedy the misconduct, prevent its recurrence, and impose discipline on the wrongdoers, in each case, as the Compensation Committee deems appropriate. These actions may include, without limitation:

•
requiring reimbursement of compensation;
•
the cancellation of outstanding restricted stock, restricted stock units, performance stock units, deferred stock awards, stock options, and other equity incentive awards;
•
limiting future awards or compensation; and
•
requiring the disgorgement of profits realized from the sale of our stock to the extent such profit resulted from fraud or misconduct.

Effective October 2, 2023, the Committee adopted an additional Clawback Policy (the “Clawback Policy”) covering Section 16 Officers only. The Clawback Policy meets all the provisions of the Dodd-Frank clawback requirements. The Recoupment Policy remains applicable in scenarios not covered by the updated Dodd-Frank compliant Clawback Policy (e.g., certain instances of misconduct). When the Recoupment Policy is more onerous than the Dodd-Frank requirements, the Recoupment Policy is applied.

COMPENSATION DISCUSSION AND ANALYSIS

Insider Trading and Hedging Policy

Our insider trading policy, which applies to officers, directors and employees considered insiders, is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable NYSE listing standards, and expressly prohibits them from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit.

Our insider trading policy further prohibits officers, directors and employees considered insiders from engaging in hedging transactions, such as purchasing or writing derivative securities including puts and calls and entering into short sales or short positions with respect to our stock. Directors and executive officers are prohibited from buying our stock on margin or pledging owned Agilent stock as collateral for loans or other indebtedness. Employees, who are not insiders or officers, are generally permitted to engage in transactions designed to hedge or offset market risk.

Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act so that they can prudently diversify their asset portfolios and exercise their stock options before expiration.

Stock Ownership Guidelines

Our stock ownership guidelines are designed to encourage our NEOs and other executive officers to achieve and maintain a significant equity stake in our company and more closely align their interests with those of our stockholders. The guidelines provide that the CEO and CFO and other executive officers should accumulate and hold, within five years from election to his or her position, an investment level in our stock equal to the lesser of a multiple of his or her annual base salary or accumulate a direct ownership of our stock as set forth below:

	Investment Level =	Direct Ownership of
	Multiple of Annual	Agilent Stock
Executive	Base Salary	(# of Shares)
CEO	6X	N/A
CFO	3X	80,000
All other executive officers	3X	40,000

Shares directly owned by each executive officer and their household family members, deferred shares and vested restricted stock units are considered in complying with these guidelines. An annual review is conducted to assess compliance with the guidelines, and at the end of fiscal year 2025, all of our NEOs (other than Mr. McMahon who resigned from the Company effective July 31, 2025) had either met or were on track to reach their stock ownership guideline requirements within the applicable timeframe.

Benefits

Our global benefits philosophy is to provide NEOs with protection and security through health and welfare, retirement, disability insurance and life insurance programs. During fiscal year 2025, the CEO and other NEOs were eligible to receive the same benefits that are generally available to our other employees. Generally, it is our Compensation Committee’s philosophy to not provide perquisites to our NEOs except in limited circumstances as described below.

Our executive officers can use company drivers, who are provided through our outsourced security provider, to transport themselves and their family members to the airport for personal travel. In addition, in fiscal year 2025, we provided tax assistance for Ms. Riemann and Mr. McMahon for their relocations from Delaware and Massachusetts, respectively, to California, through the Company’s Indefinite Relocation Program, applicable to all employees to facilitate their relocations. The Indefinite Relocation Program is designed to facilitate employee relocations that support our business priorities. It does not provide any payments for loss on the sale of a home or special tax gross-ups. The perquisites mentioned above are included in the “All other Compensation” column in the “Summary Compensation Table.”

COMPENSATION DISCUSSION AND ANALYSIS

Deferred Compensation

NEOs on U.S. payroll are eligible to voluntarily defer base salary, short-term incentives in the form of cash awards under the Performance-Based Compensation Plan and long-term incentives in the form of stock awards under the LTPP. The deferrals are made through our 2005 Deferred Compensation Plan, which is available to all active employees on the U.S. payroll whose total target compensation is greater than or equal to $350,000. This is a common benefit arrangement offered by our peer companies, and our plan does not guarantee above market or a specific rate of return on deferrals.

These benefits and an additional description of plan features are set forth in the section entitled “Non-Qualified Deferred Compensation” below and the narrative descriptions accompanying this section.

Retirement and Pension Benefits

Our executive officers are entitled to participate in the same defined contribution retirement plan that is generally available to all of our eligible employees. We make matching contributions to eligible participants’ retirement plan accounts based on a percentage of their eligible compensation under applicable tax rules. We believe that this retirement program permits our executives to save for their retirement in a tax-effective manner. For additional information regarding certain of our other retirement programs, please see the section entitled “Pension Benefits”.

Policy Regarding Compensation in Excess of $1 Million per Year

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to our “covered employees,” which include our current NEOs.

As a general matter, while our Compensation Committee considers tax deductibility as one of several relevant factors in determining executive compensation, it retains the flexibility to design and maintain executive compensation arrangements that it believes will attract and retain executive talent, even if such compensation is not deductible by the company for federal income tax purposes.

Termination and Change of Control

Consistent with the practice of many of our peers, the Compensation Committee adopted change-of-control agreements designed to provide protection to the NEOs so they are not distracted by their personal, professional and financial situations at a time when we need them to remain focused on their responsibilities, our best interests and those of all our stockholders. These agreements provide for a “double-trigger” payout only in the event of a change of control and the executive officer is either terminated by the Company without Cause or for Good Reason (each as defined in the agreements) within a limited period of time after the transaction (these agreements do not become operative unless both events occur).

None of our change-of-control agreements contain an excise tax gross-up clause. Potential payments to our NEOs under our existing change-of-control agreements in connection with a change of control and a subsequent qualifying termination event are reported in the “Termination and Change of Control Table”.

In addition, we have a Workforce Management Program in place that is applicable to all employees, including NEOs. Employment security is tied to competitive realities as well as individual results and performance, but from time to time, business circumstances could dictate the need for us to reduce our workforce. The Workforce Management Program is intended to assist employees affected by restructuring by providing transition income in the form of severance benefits. None of our NEOs have received any compensation or payment under this program.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

The Company’s executive compensation program is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee, which is composed entirely of independent, non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the executive officers. In this regard, the Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated by reference into the Company’s Annual Report.

Submitted by:	Compensation Committee
George A. Scangos, Ph.D., Chairperson
Mala Anand
Otis W. Brawley, M.D.
Pascal Soriot

EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs for fiscal year 2025 and, if applicable, during fiscal years 2024 and 2023. All compensation is disclosed, whether or not such amounts were paid in such year:

Name and		Salary	Cash Bonus(2)	Stock Awards (3)(4)	Stock Options (3)(4)	Non-Equity Incentive Plan Compensation (5)	All other Compensation (6)	Total
Principal Position	Year (1)	($)	($)	($)	($)	($)	($)	($)
Padraig McDonnell	2025	1,141,345	-	8,169,850	2,017,759	1,436,809	61,473	12,827,236
President; Chief Executive Officer	2024	869,962	-	5,981,631	1,504,289	669,309	21,314	9,046,505
	2023	606,231	-	1,777,128	436,092	316,363	137,084	3,272,898
Rodney Gonsalves(7)	2025	513,559	-	1,687,786	175,921	291,638	26,883	2,695,787
Vice President; Controller;
Principal Accounting Officer;
Interim Chief Financial Officer
Simon May	2025	635,385	500,000	1,801,424	444,959	472,395	17,406	3,871,569
Senior Vice President, Agilent	2024	276,923	500,000	2,264,042	564,837	92,086	13,846	3,711,734
President Life Sciences and
Diagnostics Market Group
Angelica Riemann	2025	591,346	-	1,675,932	413,890	520,454	12,956	3,214,578
Senior Vice President, Agilent
President Agilent Cross-Lab Group
Bret DiMarco	2025	679,808	-	1,990,228	491,517	475,466	21,574	3,658,593
Senior Vice President,
Chief Legal Officer
Robert McMahon(8)	2025	665,000	-	4,000,968	827,780	-	44,583	5,538,331
Former Senior Vice President;	2024	756,654	-	6,869,915	845,947	324,587	84,037	8,881,140
Former Chief Financial Officer	2023	726,769	-	2,999,006	735,873	259,599	89,008	4,810,255

1.
Compensation data are provided only for fiscal years for which each individual qualified as an NEO.
2.
Cash bonus for Mr. May in fiscal year 2025 reflects the second half of a $1,000,000 sign-on bonus intended to partially replace bonus and unvested equity awards Mr. May forfeited when he resigned from his prior company to join Agilent. This $500,000 sign-on award is subject to a one-year clawback period following payment should Mr. May voluntarily terminate his employment before completing 12 months of service. Cash bonus for Mr. May in fiscal year 2024 reflects the first half of the $1,000,000 sign-on bonus.
3.
Reflects the aggregate grant date fair values, computed in accordance with Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). For more information regarding our application of ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to Note 5 to our consolidated financial statements in our Annual Report.
4.
The expenses listed in these columns include expenses for stock awards and options awarded in accordance with the LTPP and 2018 Stock Plan. For performance-based restricted stock unit awards, the grant date fair value of such awards at the time of grant was based upon the probable outcome at the time of grant. The value of the FY25-FY27 performance stock units at the grant date, assuming that the highest level of performance conditions are achieved are $12,294,703, $1,071,843, $2,710,964, $2,521,988, $2,995,044 and $5,043,796 for Messrs. McDonnell, Gonsalves and May, Ms. Riemann, and Messrs. DiMarco and McMahon, respectively. The amounts reflected in these columns do not represent the actual amounts paid to or realized by the NEOs for these awards. Mr. McMahon's awards were forfeited upon his resignation from the company during fiscal year 2025.
5.
Amounts consist of incentive awards earned by the NEOs during the fiscal year under the Performance-Based Compensation Plan for Covered Employees. See “Compensation Discussion and Analysis - Fiscal Year 2025 Compensation - Short-Term Cash Incentives” for additional details.
6.
The information for the dollar amounts found in the All other Compensation column can be found in the following table and accompanying footnotes.
7.
Mr. Gonsalves was named Interim Chief Financial Officer effective as of July 31, 2025. Upon his appointment as the Interim CFO, Mr. Gonsalves received (i) a cash stipend of $8,654 for each bi-weekly pay period he served as Interim CFO and (ii) a one-time Restricted Stock Unit award with a target value of $1,000,000 that vests in full 12 months following the grant date with a mandatory one-year post-vest holding period.
8.
Mr. McMahon resigned from his position as Senior Vice President and Chief Financial Officer of the Company, effective as of July 31, 2025. As a result, Mr. McMahon forfeited all outstanding stock awards. Mr. McMahon did not receive any severance payments in connection with his resignation.

NEO	401(k) Employer Contribution (1)	Deferred Compensation Employer Contributions (2)	Travel Expenses (3)	Relocation(4)	Total
Padraig McDonnell	$12,577	$40,615	$8,281	$0	$61,473
Rodney Gonsalves	$20,700	$6,183	$0	$0	$26,883
Simon May	$13,292	$0	$4,114	$0	$17,406
Angelica Riemann	$7,346	$0	$3,734	$1,876	$12,956
Bret DiMarco	$16,550	$0	$5,024	$0	$21,574
Robert McMahon	$20,700	$21,486	$494	$1,903	$44,583

1.
Amounts reflect Company contributions to the Agilent Technologies, Inc. 401(k) Plan in fiscal year 2025.

EXECUTIVE COMPENSATION

2.
Amounts reflect Company contributions to the Agilent Technologies, Inc. Deferred Compensation Plan in fiscal year 2025.
3.
Amounts reflect imputed income expenses for the use of our drivers and vehicles for personal travel, including spouses and family; and expenses related to spousal travel to our annual President's Club meeting to recognize the highest performing salespeople in the company.
4.
Our Indefinite Relocation Program is available to all employees, including officers, and is designed to facilitate employee relocations that support our business priorities. The Program does not provide any payments for loss on the sale of a home or special tax gross-ups.

Fiscal Year 2025 Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during fiscal year 2025. For more information, please refer to the “Compensation Discussion and Analysis” section.

													Exercise	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under				All Other		All Other		Price for	Fair Value
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)				Stock		Option		Stock	of Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum		Awards (3)		Awards (3)		Options (4)	Option Awards (5)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)		(#)		(#)		($)	($)
Padraig McDonnell	11/27/2024	436,641	1,552,500	3,105,000	-	-	-	-	-	-	-	-	-	-
	11/27/2024	-	-	-	5,838	23,350	46,700		-		-		-	3,388,520
	11/27/2024	-	-	-	3,923	15,693	31,386		-		-		-	2,758,831
	11/27/2024	-	-	-	-	-	-		15,656		45,202		138.14	4,040,258
Rodney Gonsalves	11/27/2024	85,313	273,000	546,000	-	-	-		-		-		-	-
	11/27/2024	-	-	-	509	2,036	4,072		-		-		-	295,427
	11/27/2024	-	-	-	342	1,368	2,736		-		-		-	240,495
	11/27/2024	-	-	-	-	-	-		1,365		3,941		138.14	352,257
	7/16/2025(7)	-	-	-	-	-	-		9,031				-	975,529
Simon May	11/27/2024	160,000	512,000	1,024,000	-	-	-		-		-		-	-
	11/27/2024	-	-	-	1,287	5,149	10,298		-		-		-	747,213
	11/27/2024	-	-	-	865	3,460	6,920		-		-		-	608,268
	11/27/2024	-	-	-	-	-	-		3,452		9,968		138.14	890,901
Angelica Riemann	11/27/2024	150,000	480,000	960,000	-	-	-		-		-		-	-
	11/27/2024	-	-	-	1,198	4,790	9,580		-		-		-	695,093
	11/27/2024	-	-	-	805	3,219	6,438		-		-		-	565,901
	11/27/2024	-	-	-	-	-	-		3,212		9,272		138.14	828,828
Bret DiMarco	11/27/2024	144,492	513,750	1,027,500	-	-	-		-		-		-	-
	11/27/2024	-	-	-	1,422	5,688	11,376		-		-		-	825,438
	11/27/2024	-	-	-	956	3,823	7,646		-		-		-	672,084
	11/27/2024	-	-	-	-	-	-		3,814		11,011		138.14	984,223
Robert McMahon[6]	11/27/2024	189,324	605,836	1,211,671	-	-	-		-		-		-	-
	11/27/2024	-	-	-	2,395	9,579	19,158		-		-		-	1,390,097
	11/27/2024	-	-	-	1,610	6,438	12,876		-		-		-	1,131,801
	11/27/2024	-	-	-	-	-	-		6,423		18,544		138.14	1,657,527
	3/5/2025(7)	-	-	-	-	-	-		5,385		-		-	649,323

1.
Reflects the value of the potential payout targets for fiscal year 2025 pursuant to the short-term incentive program under our Performance-Based Compensation Plan. Actual payout amounts under this plan are disclosed in the “Summary Compensation Table.”
2.
Reflects the number of potential adjusted EPS and TSR FY25-FY27 performance stock units that can be earned under our LTPP. Actual payout of these awards, if any, will be determined by the Compensation Committee after the end of the performance period depending on whether the performance criteria set forth in our LTPP were met. Payout, if any, will be in the form of our common stock. Please see “Compensation Discussion and Analysis—Long-Term Incentives” for disclosure regarding material terms of the LTPP.
3.
Reflects restricted stock units and stock options granted in fiscal year 2025 under the 2018 Stock Plan in accordance with our long-term incentive goals as described in the “Compensation Discussion and Analysis—Long-Term Incentives” section. Such restricted stock units and stock options vest at 25% per year over four years with a one-year post-vest holding period assigned to each restricted stock unit tranche as it vests.
4.
Represents the exercise price for the stock options granted on November 27, 2024, which exercise price is equal to the closing price of our common stock on the grant date.
5.
Reflects the aggregate grant date fair value of awards, computed in accordance with ASC Topic 718. With respect to performance-based awards, amounts represent the grant date fair value determined in accordance with ASC Topic 718 based on the probable outcome of performance conditions. Values differ due to the performance criteria assigned to each award.
6.
Mr. McMahon forfeited all performance-based compensation upon his resignation from the company during fiscal year 2025.
7.
Represents a one-time RSU retention grant to Mr. Gonsalves, with a target value of $1,000,000, in recognition of his role as Interim CFO. This retention grant vests in full 12 months following the grant date and has a mandatory one-year post-vest holding period and is not subject to the termination treatment applicable to all employees as defined on page 53. Represents a one-time RSU retention grant to Mr. McMahon, with a target value of $700,000, which would have vested in full 12 months following the grant date and had a mandatory one-year post-vest holding period. Mr. McMahon forfeited all of his fiscal year 2025 awards upon his resignation from the Company on July 31, 2025.

EXECUTIVE COMPENSATION

Fiscal Year 2025 Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of options, performance-based stock awards and restricted stock units by our NEOs as of October 31, 2025.

		Option Awards (1)				Restricted Stock Unit Awards (2)		Performance Stock Units
						Number of	Market Value	Number of
		Number of Securities Underlying		Option	Option	Shares or Units of Stock That	of Shares or Units	Unearned Shares That	Market Value of Shares
		Unexercised Options (#)		Exercise	Expiration	Have Not	That Have Not	Have Not	That Have
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested(3)($)	Vested (4) (#)	Vested(3)($)
Padraig	11/17/2020	12,490	-	109.86	11/17/2030
McDonnell	11/16/2021	6,732	2,245	161.39	11/16/2031
	11/15/2022	4,640	4,641	148.00	11/15/2032
	11/22/2023	3,082	9,246	123.99	11/22/2033
	3/1/2024	2,269	6,807	139.06	3/1/2034
	6/3/2024	3,361	10,084	131.40	6/3/2034
	11/27/2024	-	45,202	138.14	11/27/2034
	11/16/2021					584	85,474
	11/15/2022					1,588	232,420
	11/22/2023					3,261	477,280
	3/1/2024					2,402	351,557
	6/3/2024					3,606	527,774
	11/27/2024					15,656	2,291,412
	11/15/2022							4,738	693,454
	11/22/2023							6,474	947,535
	3/1/2024							4,764	697,259
	6/3/2024							7,138	1,044,718
	11/27/2024							23,350	3,417,506
	11/15/2022							6,902	1,010,177
	11/22/2023							9,006	1,318,118
	3/1/2024							6,430	941,095
	6/3/2024							9,644	1,411,496
	11/27/2024							31,386	4,593,655
Total		32,574	78,225			27,097	3,965,917	109,832	16,075,013
Rodney	11/17/2020	4,788	-	109.86	11/17/2030
Gonsalves	11/16/2021	2,537	846	161.39	11/16/2031
	11/15/2022	1,659	1,659	148.00	11/15/2032
	11/22/2023	1,120	3,363	123.99	11/22/2033
	11/27/2024	-	3,941	138.14	11/27/2034
	11/16/2021					220	32,199
	11/15/2022					568	83,132
	11/22/2023					1,186	173,583
	11/27/2024					1,365	199,781
	7/16/2025					9,031	1,321,777
	11/15/2022							1,694	247,934
	11/22/2023							2,354	344,531
	11/27/2024							2,036	297,989
	11/15/2022							2,468	361,216
	11/22/2023							3,274	479,183
	11/27/2024							2,736	400,441
Total		10,104	9,809			12,370	1,810,472	14,562	2,131,294
Simon	5/8/2024	2,948	8,844	142.80	5/8/2034
May	11/27/2024	-	9,968	138.14	11/27/2034
	5/8/2024					3,177	464,986
	11/27/2024					3,452	505,235
	5/8/2024							6,293	921,043
	11/27/2024							5,149	753,608
	5/8/2024							8,510	1,245,524
	11/27/2024							6,920	1,012,811
Total		2,948	18,812			6,629	970,221	26,872	3,932,986
Angelica	11/17/2020	3,164	-	109.86	11/17/2030
Riemann	11/16/2021	1,561	521	161.39	11/16/2031
	11/15/2022	974	975	148.00	11/15/2032
	11/22/2023	630	1,892	123.99	11/22/2033
	3/1/2024	624	1,872	139.06	3/1/2034
	11/27/2024	-	9,272	138.14	11/27/2034
	11/16/2021					136	19,905
	11/15/2022					334	48,884
	11/22/2023					667	97,622
	3/1/2024					660	96,598
	11/27/2024					3,212	470,108
	11/15/2022							995	145,628
	11/22/2023							1,324	193,781
	3/1/2024							1,310	191,732
	11/27/2024							4,790	701,064
	11/15/2022							1,450	212,222
	11/22/2023							1,842	269,595
	3/1/2024							1,768	258,764
	11/27/2024							6,438	942,266
Total		6,953	14,532			5,009	733,117	19,917	2,915,052

EXECUTIVE COMPENSATION

		Option Awards (1)				Restricted Stock Unit Awards (2)		Performance Stock Units
						Number of	Market Value	Number of
		Number of Securities Underlying		Option	Option	Shares or Units of Stock That	of Shares or Units	Unearned Shares That	Market Value of Shares
		Unexercised Options (#)		Exercise	Expiration	Have Not	That Have Not	Have Not	That Have
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested(3)($)	Vested (4) (#)	Vested(3)($)
Bret	7/2/2024	1,148	3,447	125.78	7/2/2034
DiMarco	11/27/2024	-	11,011	138.14	11/27/2034
	7/2/2024					1,214	177,681
	11/27/2024					3,814	558,217
	7/2/2024							2,401	351,410
	11/27/2024							5,688	832,496
	7/2/2024							3,244	474,792
	11/27/2024							7,646	1,119,069
Total		1,148	14,458			5,028	735,898	18,979	2,777,766
Robert	-	-	-	-	-	-	-	-	-
McMahon(5)

1.
All stock options vest at a rate of 25% per year over four years from the date of grant.
2.
All RSUs vest at the rate of 25% per year over four years from the date of grant
3.
Based on a stock price of $146.36, which was the closing stock price of our common stock on October 31, 2025.
4.
Amounts reflect multiple unvested performance stock unit awards that are outstanding simultaneously as of the end of fiscal year 2025 for each NEO under the LTPP. Since the FY23-FY25 performance stock units based on EPS and TSR achieved payouts of 64% and 118% respectively, the amounts shown for the outstanding LTPP EPS and TSR performance stock unit awards are shown at target payout and maximum payout respectively. The performance stock unit awards granted on November 15, 2022 were vested and assessed on November 18, 2025. The performance stock unit awards granted on November 22, 2023 will vest and be assessed in November 2026. The performance stock unit awards granted on November 27, 2024 will vest and be assessed in November 2027.
5.
Mr. McMahon resigned from Agilent during fiscal year 2025 and forfeited all outstanding stock awards.

Fiscal Year 2025 Option Exercises and Stock Vested

The following table sets forth information on restricted stock units and performance awards which vested during fiscal year 2025 and stock option exercises that took place in fiscal year 2025 and the value realized on the date of exercise, if any, by each of our NEOs.

	Option Awards		Restricted Stock Unit Awards		Performance Stock Unit Awards
	Number of Shares		Number of		Number of
	Acquired on	Value Realized	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	Exercise (1)	on Exercise (2)	Upon Vesting (1)	on Vesting (2)	Upon Vesting (1)(3)	on Vesting (2)(3)
Name	(#)	($)	(#)	($)	(#)	($)
Padraig McDonnell	-	-	5,211	653,008	4,505	566,233
Rodney Gonsalves	-	-	1,185	153,252	1,698	213,422
Simon May	-	-	1,058	115,005	-	-
Angelica Riemann	-	-	933	120,246	1,045	131,346
Bret DiMarco	-	-	404	48,747	-	-
Robert McMahon	28,081	350,780	25,114	3,099,720	7,835	984,781

1.
The amounts reflect the number of shares pursuant to options that were exercised or units that vested during the fiscal year, including in the case of restricted stock units and performance stock units, the shares that vested but were still subject to a one-year post-vest holding period.
2.
The value of these awards is based on the difference between the market price of our common stock on the date of exercise and the exercise price, and for restricted stock units and performance stock units, the closing price of our common stock on the date the shares vested.
3.
Amounts reflect the performance stock units granted in fiscal year 2022 pursuant to the LTPP, which were subject to a three-year performance period ending October 31, 2024 and vested on November 19, 2024. Mr. McMahon had elected to defer 2,350 shares into his Deferred Compensation Account pursuant to our 2005 Deferred Compensation Plan. All performance stock unit award shares were subject to a one-year post-vest holding period.

Pension Benefits

The following table shows the estimated present value of accumulated benefits, including years of service, payable at normal retirement age (65) to our NEOs under certain pension plans. Messrs. McDonnell, May, DiMarco and McMahon did not have an interest in any of our pension plans and there were no payments under any of our pension plans to any of our NEOs in fiscal year 2025. To calculate an eligible employee’s years of service, the pension plans will bridge each eligible employee’s service, if any, with Hewlett-Packard prior to June 2, 2000, to that eligible employee’s service with us on or after June 2, 2000; the total years of service will reflect employment service from both Hewlett-Packard and us, capped at 30 years of service. The cost of all pension plans set forth below is paid entirely by us. The present value of accumulated benefit is calculated using the assumptions under ASC Topic 715, Compensation – Retirement Benefits for the fiscal year end measurement (as of October 31, 2025). The present value is based on a lump sum interest

EXECUTIVE COMPENSATION

rate of 6%, Deferred Profit-Sharing Plan rate of return of 7.5% and the “applicable mortality table” described in Section 417(e)(3) of the Internal Revenue Code. See also Note 15 to our consolidated financial statements in our Annual Report.

Pension Benefits
	Eligible for	Number of	Present
	Full	Years of	Value of
	Retirement	Credited	Accumulated
Name	Benefits?	Service (#)	Benefit ($)
Rodney Gonsalves
Deferred Profit-Sharing Plan			68,875
U.S. Retirement Plan	Y	27	697,598
Supplemental Benefit Plan			15,731
Total			782,204
Angelica Riemann
Deferred Profit-Sharing Plan			0
U.S. Retirement Plan	N	16	184,408
Supplemental Benefit Plan			0

Deferred Profit-Sharing Plan

The Deferred Profit-Sharing Plan is a closed, defined contribution plan. The Deferred Profit-Sharing Plan was created by Hewlett-Packard and covers participants’ service with Hewlett-Packard before November 1, 1993, and is used as a floor offset for the Retirement Plan for service prior to November 1, 1993. There have been no contributions into the plan since October 31, 1993.

For service prior to November 1, 1993 (if any), the benefit due is the greater of (i) the benefit defined by the Retirement Plan formula, or (ii) the annuity value of the Deferred Profit-Sharing Plan account balance. Therefore, for service prior to November 1, 1993, the Retirement Plan guarantees a minimum retirement benefit.

Benefits under the Deferred Profit-Sharing Plan are payable at normal retirement age as either (i) a single life annuity for single participants, or (ii) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement in the above forms or as 75% or 100% joint and survivor annuity, or as a one-time lump sum.

U.S Retirement Plan

The Retirement Plan, which was frozen for all participants as of April 30, 2016, was available to all employees hired onto U.S. payroll before November 1, 2014, and guarantees a minimum retirement benefit payable at the later of age 65 or termination. Benefits were accrued on a monthly basis as a lump sum payable at normal retirement age based on eligible pay and years of service up to a maximum of 30 years as follows:

For participants who have fewer than 15 years of service:

11% × target pay at the end of the month

PLUS

5% × target pay at the end of the month in excess of 50% of the Social Security Wage Base

For participants who have 15 or more years of service:

14% × target pay at the end of the month

PLUS

5% × target pay at the end of the month in excess of 50% of the Social Security Wage Base

EXECUTIVE COMPENSATION

Benefits under the Retirement Plan are payable as either (a) a single life annuity for single participants or as (b) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement in the above forms or as an actuarially equivalent 75% or 100% joint and survivor annuity, or as a one-time lump sum. Payments made prior to normal retirement age will be reduced in accordance with the plan provisions.

Supplemental Benefit Retirement Plan

The Supplemental Benefit Retirement Plan, which was frozen for all participants as of April 30, 2016, is an unfunded, non-qualified deferred compensation plan. Benefits payable under this plan are equal to the excess of the combined qualified Retirement Plan and Deferred Profit-Sharing Plan amount that would be payable in accordance with the terms of the Retirement Plan disregarding the benefit and compensation limitations imposed pursuant to sections 415 and 401(a)(17) of the Internal Revenue Code.

Benefits under the Supplemental Benefit Retirement Plan are payable upon termination or retirement as follows:

•
Accruals prior to January 1, 2005 are paid in a single lump sum in the January following the fiscal year in which the participant takes his or her qualified Retirement Plan benefit.
•
Accruals after December 31, 2004 are paid based on the date the participant retires or terminates employment: in January immediately following if retirement or termination occurs during the first six months of the year; or in the following July if retirement or termination occurs during the second six months of the year. Participants will receive a benefit in the form of either five annual installments (if the lump sum value is at least $150,000); or in a single lump sum (if the lump sum value is less than $150,000).

Non-Qualified Deferred Compensation

For fiscal year 2025, the 2005 Deferred Compensation Plan was available to all active employees on the US payroll with total target cash salary, including the short-term Performance-Based Compensation Plan, greater than or equal to $350,000.

There are three types of earnings that may be deferred under the program:

1.
100% of annual base pay earnings in excess of the IRS qualified plan limit of $350,000 for 2025;
2.
95% of bonus earnings, discretionary and cash compensation paid under the Performance-Based Compensation Plan; and
3.
95% of “at risk” compensation paid out in accordance with the terms of our LTPP. Awards under this program are paid out in the form of our common stock.

Deferral elections may be made annually and are part of overall tax planning for many executives. There are several investment options available under the Plan, most of which mirror the investment choices under our tax-qualified 401(k) plan. All investment choices are made by the participant. Based on market performance, dividends and interest are credited to participants’ accounts from the funds that the participant has elected.

At the time participation is elected, employees must also elect payout in one of three forms, which can commence upon termination or be delayed by an additional one, two or three years following termination:

1.
a single lump sum payment;
2.
annual installments over a five to fifteen-year period; or
3.
a single lump sum payment in January or July on or after 2027.

As of May 2022, the company provides one type of employer contribution, which is a matching contribution up to 6% of deferred base pay amounts above the IRS qualified plan limit. Prior to May 2022, the Company also provided a transitional company contribution (DCPTCC) which is a formulaic contribution put in place due to the freeze of the U.S. pension and supplemental benefit retirement plans. Contributions made by the Company to our NEOs are detailed in the table that follows.

EXECUTIVE COMPENSATION

Payouts are distributed to eligible participants in January of the year following termination, if termination occurs during the first six months of the calendar year. Otherwise, payouts are distributed to eligible participants in July of the year following termination where termination occurs during the second half of the calendar year. No early distributions or withdrawals are allowed. When and if received, a participant in the LTPP may elect to defer his or her shares through our 2005 Deferred Compensation Plan. The LTPP shares are deferred in the form of our common stock only. At the end of the deferral period, the LTPP shares are released to the executive.

We have established a rabbi trust as a source of funds to make payments under the non-qualified deferred compensation plan. As of October 31, 2025, the rabbi trust with Fidelity Management Trust Company was fully funded, so there is no need for additional funding.

The table below provides information on the non-qualified deferred compensation of the NEOs for fiscal year 2025.

	Executive	Company	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Balance at Fiscal
	Last Fiscal Year (1)	Last Fiscal Year(2)	Fiscal Year (3)	Year-End(4)(5)
Name	($)	($)	($)	($)
Padraig McDonnell	50,776	40,615	60,715	410,733
Rodney Gonsalves	48,035	6,183	419,547	3,707,312
Simon May	n/a	n/a	n/a	n/a
Angelica Riemann	n/a	n/a	n/a	n/a
Bret DiMarco	n/a	n/a	n/a	n/a
Robert McMahon	448,018	21,486	688,099	5,229,322

1.
The salary and cash compensation portion of the amounts reflected above is included in the amount reported in the “Summary Compensation Table” for fiscal year 2025.
2.
Amounts reflected are reported in the “All Other Compensation” column in the “Summary Compensation Table” for fiscal year 2025.
3.
Amounts reflected are not included in the “Summary Compensation Table” for fiscal year 2025 because the earnings are not “above-market.” These amounts include dividends, interest and change in market value.
4.
The following amounts were previously reported as compensation to the NEOs in the “Summary Compensation Table” for years prior to fiscal year 2025: for Mr. McDonnell, $258,627 and for Mr. McMahon, $4,071,719.
5.
Mr. McMahon resigned from Agilent effective as of July 31, 2025, and his account balance is expected to be distributed according to his disbursement elections made, beginning in July 2026 in accordance with the terms of the 2005 Deferred Compensation Plan.

Termination and Change of Control Arrangements

Set forth below is a description of the plans and agreements that could result in potential payments to the NEOs in the case of their termination of employment and/or a change of control of the Company.

Voluntary Termination; Termination for Death or Disability; Involuntary Termination

Effective with awards issued after October 31, 2018, the Compensation Committee modified the formula to qualify for continued vesting of awards upon termination. The modified formula requires that an employee who voluntarily terminates his or her employment will qualify for continued vesting only if his or her separation from service occurs after age 60 and the combination of the employee’s age plus eligible years of service is 75 or greater at such time. When an employee meets this requirement, his or her stock options and restricted stock unit awards continue to vest per their original vesting schedule rather than accelerate at termination, and such employee is eligible to receive the full amount paid out under his or her performance stock units at the end of the applicable performance period based on actual achievement, assuming such voluntary termination occurs after the 12-month anniversary of the date of grant of the performance stock units. If such voluntary termination occurs during the first 12 months of the date of grant of the performance stock units, the employee would be eligible to receive a pro rata portion of the amount paid out under his or her performance stock units at the end of the applicable performance period based on actual achievement. We believe continued vesting following voluntary termination, rather than acceleration thereupon, better aligns NEOs' interests with stockholders' interests beyond the date such NEO terminates employment with the company. As of October 31, 2025, Mr. Gonsalves has met the eligibility requirements for continued vesting upon voluntary termination. None of our other NEOs have met this requirement. If an employee does not meet the age and eligible years of service requirement described above, his or her unvested stock options and restricted stock units will be forfeited and the employee will not be eligible to receive a payout under performance stock unit awards. Finally, if an employee dies or becomes fully disabled or is involuntarily terminated as part of a reduction in force

EXECUTIVE COMPENSATION

under the Company’s Workforce Management Program or divesture, his or her unvested stock options and restricted stock unit awards fully vest, and performance stock unit awards are subject to the same treatment as in the event of voluntary termination.

No payments or benefits are payable upon termination other than in connection with a qualifying termination, death or disability or involuntary termination due to workforce reductions, as set forth above, or under a Change in Control, as set forth below. Mr. McMahon did not receive any payout or benefit in connection with his resignation from Agilent.

Change of Control Agreements

Each NEO has entered into a change of control agreement with the Company. Under these agreements, in the event that within 24 months after or three months prior to a change of control of the Company (or any time prior to a change of control if such action is requested by a potential acquiror), the Company or its successor terminates the employment of such executive without cause or an event constituting good reason occurs and the executive resigns within three months after such an event, the executive will be entitled to: (i) two times, or solely with respect to the CEO, three times, the sum of such executive’s base salary and target bonus, (ii) payment of $80,000 for medical insurance premiums, (iii) full vesting of all outstanding options and stock awards not subject to performance-based vesting, and (iv) a prorated portion of any bonus for the fiscal year in which such termination occurs based on the greater of actual achievement as accrued on the termination date and target performance. Our change of control agreements do not provide tax gross-ups of parachute payments and instead provide “best-net” cutbacks.

Under the current agreements, a “change of control” means the occurrence of any of the following events: (i) the sale, exchange, lease or other disposition or transfer of all or substantially all of the assets of the Company to a third party; (ii) a merger or consolidation involving the Company in which our stockholders immediately prior to such merger or consolidation are not the owners of more than 75% of the total voting power of the outstanding voting securities of the company after the transaction; (iii) the acquisition of beneficial ownership of at least 25% of the total voting power of the outstanding voting securities of the company by a third person; or (iv) the individuals who, as of the effective date of such agreements, constitute the Board cease for any reason to constitute at least a majority of the Board.

“Good reason” means (i) the reduction of the officer’s rate of pay, other than reductions that apply to employees generally and variable and performance reductions; (ii) failure to provide benefits after a change of control, which taken as a whole are substantially similar to those in effect prior to the change in control, or any actions that significantly and adversely affect participation in or cause the reduction of benefits, other than those applied to employees broadly; (iii) a change in the officer’s duties, responsibilities, authority, job title, or reporting relationships resulting in a significant diminution of position, subject to certain exceptions; (iv) the relocation to a worksite that is more than 35 miles from his or her prior worksite and which increases the distance between such executive’s home and principal office by more than 35 miles, unless such executive accepts such relocation opportunity; (v) the failure or refusal of a successor to the Company to assume our obligations under the agreement; or (vi) a material breach by the company or any successor to the Company of any of the material provisions of the agreement.

Under these agreements, “cause” means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty which has a material adverse effect on our business or reputation; (ii) repeated unexplained or unjustified absences from the Company; (iii) refusal or willful failure to act in accordance with any specific directions, orders or policies of the Company that has a material adverse effect on our business or reputation; (iv) a material and willful violation of any state or federal law that would materially injure the business or reputation of the Company as reasonably determined by the Board; (v) participation in a fraud or act of dishonesty against the Company which has a material adverse effect on our business or reputation; (vi) conduct by the officer which the Board determines demonstrates gross unfitness to serve; or (vii) intentional, material violation by the officer of any contract between the officer and the Company or any statutory duty of the officer to the Company that is not corrected within thirty days after written notice to the officer.

The foregoing severance payments and benefits are subject to the participant's timely execution and non-revocation of a general release of claims and continue with certain restrictive covenants. In addition, these payments and benefits are subject to a “best net after-tax” provision in the event that the benefits would trigger excise tax penalties and loss of deductibility under Sections 280G and 4999 of the U.S. Internal Revenue Code.

EXECUTIVE COMPENSATION

In addition, in the event of a change of control:

•
Participants in the LTPP would receive an LTPP payout of their performance stock units equal to the greater of the target award and the accrued payout amount, payable at the earlier of the end of the applicable performance period and the change of control. In the case of a change of control during the first 12 months of the performance period, any amounts payable will be prorated for the amount of time elapsed in the first 12 months of the performance period as of the date of such change of control; and
•
Participants who receive restricted stock unit awards and stock options would vest in full immediately prior to the closing of the transaction, unless the awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor.

Termination and Change of Control Table

For each of the NEOs, the table below estimates the amount of compensation that would be paid as a result of (i) the NEO’s qualifying retirement, (ii) termination for death or disability, (iii) involuntary termination under the Company’s Workforce Management Program or divesture and (iv) a change of control of the Company and the executive is terminated without cause or voluntarily resigns for good reason, in both cases either within 24 months following the change of control or within three months prior to such change of control.

The amounts shown assume that each of the terminations was effective October 31, 2025.

	Cash Severance	Continuation of	Stock Award	Option	Pension	Total Termination
Name	Payments ($)	Benefits ($) (1)	Vesting ($) (2)	Vesting ($) (2)	Benefits ($) (3)	Benefits ($)
Padraig McDonnell	8,107,500	80,000	20,040,929	778,941	-	29,007,371
Rodney Gonsalves	1,456,000	80,000	3,941,767	107,625	782,204	6,367,595
Simon May	2,304,000	80,000	4,903,207	113,422	-	7,400,629
Angelica Riemann	2,160,000	80,000	3,648,169	132,205	184,408	6,204,782
Bret DiMarco	2,397,500	80,000	3,513,665	161,450	-	6,152,614
Robert McMahon	-	-	-	-	-	-

1.
Flat lump sum benefit for healthcare expenses, including additional health plan premium payments that may result from termination in the event of change of control.
2.
Stock values calculated using Agilent’s closing stock price of $146.36 on October 31, 2025. Amounts in this column reflect payout of performance stock units at target level of performance. In the event of qualifying retirement, termination for death or disability or involuntary termination due to workforce reductions, performance stock units will be paid out at the end of the applicable performance period based on actual achievement, assuming termination occurs after the 12-month anniversary of date of grant. In the event of qualifying termination in connection with a change of control, performance stock units will be paid out at greater of target and accrued payout amount at the earlier of the end of the applicable performance period and the change of control.

In the event of qualifying retirement, restricted stock units and stock options will continue to vest according to their original vesting schedule. In the event of termination for death or disability or involuntary termination due to workforce reductions, restricted stock units and stock options will immediately vest in full. In the event of qualifying termination in connection with a change of control, restricted stock units and stock options will vest in full immediately prior to the closing of the transaction, unless the awards are assumed, converted or replaced in full.

For more information, see “Voluntary Termination; Termination for Death or Disability; Involuntary Termination” and “Change of Control Agreements” above.

3.
For information regarding potential payments upon termination under the Retirement Plan, the Supplemental Benefit Retirement Plan and the Deferred Profit-Sharing Plan, in which our NEOs participate, see “Pension Benefits” above.

CEO Pay Ratio

The SEC requires companies to disclose the ratio of the annual total compensation of their CEO to the median of the annual total compensation of their other employees.

EXECUTIVE COMPENSATION

Methodology and Pay Ratio

We determined the median employee based on the 18,448 employees on our payroll (excluding the CEO) as of October 31, 2025, based on a consistently applied compensation measure defined as the sum of base salary, annual bonus and target long-term incentive value. Once we identified the median employee, the annual total compensation was then calculated according to the SEC’s rules for the Summary Compensation Table. The annual total compensation of our median employee for fiscal year 2025 was $82,873. As disclosed in our Summary Compensation Table on page 42, our CEO’s annual total compensation for fiscal year 2025 was $12,827,236. Based on these compensation amounts, our estimate of the ratio of the annual total compensation of CEO to the annual total compensation of our median employee was 155 to 1.

As of October 31, 2025, Agilent had employees in 30 countries with 36% in Asia Pacific, 25% in Europe, Middle East and Africa and 39% in the Americas.

Pay versus performance

The following information, as required and defined by SEC rules, shows the relationship between executive compensation actually paid and certain financial performance measures. For information about how our Compensation Committee seeks to align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis.” The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs.

					Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment Based on:			Company
Fiscal Year	Summary Compensation Table Total for CEO 1	Compensation Actually Paid to CEO 1 (1)	Summary Compensation Table Total for CEO 2	Compensation Actually Paid to CEO 2 (1)	Table for Non- CEO Named Executive Officers(1)	Actually Paid to Non-CEO Named Executive Officers(1)	Total Shareholder Return(2)	Peer Group Total Shareholder Return(3)	Net Income (in billions)(4)	Selected Measure (Adjusted EPS)(5)
2025	$12,827,236	$14,643,258	-	-	$3,795,772	$1,616,879	$148.32	$193.57	$1.592	$5.59
2024	$16,619,219	$21,204,628	$9,041,669	$8,915,605	$5,918,692	$6,974,046	$130.99	$174.15	$1.539	$5.29
2023	$16,023,409	$1,007,462	-	-	$3,675,218	$591,636	$103.21	$134.36	$1.240	$5.44
2022	$16,647,413	$10,456,854	-	-	$4,166,422	$3,108,256	$137.17	$129.65	$1.254	$5.22
2021	$15,967,631	$31,773,386	-	-	$3,755,224	$6,017,348	$155.15	$140.07	$1.210	$4.34

1.
Represents the amount of “Compensation Actually Paid” or “CAP” as computed per SEC rules. These amounts do not reflect the actual amount of compensation earned by or paid to the applicable individual(s) during the applicable year. The following table summarizes the adjustments made to total compensation in accordance with Item 402(v) of Regulation S-K in order to determine the compensation amounts shown in the table above as being “Compensation Actually Paid”. Mr. McDonnell was CEO for fiscal year 2025 and CEO 2 for fiscal year 2024. Mr. McMullen was CEO 1 for 2024 and CEO for 2023, 2022 and 2021. The other NEOs were Mr. McMahon (all years), Mr. Gonsalves (2025), Mr. May (2025 and 2024), Ms. Riemann (2025), Mr. DiMarco (2025), Mr. Ancher-Jensen (2024, 2023 and 2022), Mr. McDonnell (2023, 2022 and 2021), Mr. Grau (2024), Mr. Raha (2023, 2022 and 2021) and Mr. Thaysen (2022 and 2021).
2.
For the relevant fiscal year, represents the cumulative total shareholder return of the company for the measurement periods ending on October 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively.
3.
For the relevant fiscal year, represents the cumulative total shareholder return of the Standard & Poor’s 500 Healthcare and Standard & Poor’s 500 Materials Indices (“S&P Index”), our published industry index for purposes of disclosure under Item 201(e) of Regulation S-K, for the measurement periods ending on October 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively.
4.
Net Income is a GAAP measure.
5.
Adjusted EPS is a non-GAAP measure. Appendix A to this Proxy Statement defines this and other non-GAAP financial measures.

EXECUTIVE COMPENSATION

	2025		2024			2023		2022		2021
Adjustments	CEO	Other NEOs	CEO 1	CEO 2	Other NEOs*	CEO	Other NEOs*	CEO	Other NEOs*	CEO	Other NEOs*
Total Compensation from Summary Compensation Table (“SCT”)	$12,827,236	$3,795,772	$16,619,219	$9,041,669	$5,918,692	$16,023,409	$3,675,218	$16,647,413	$4,166,422	$15,967,631	$3,755,224
Less, adjustments for defined benefit and actuarial pension plans	-	-	-	-	-	-	-	-	-	-	-
Less, value of Stock and Option Awards reported in SCT**	($10,187,609)	($2,702,081)	($14,610,155)	($7,485,920)	($4,952,604)	($14,109,080)	($2,690,432)	($12,989,141)	($2,803,729)	($11,460,405)	($2,155,292)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$10,868,560	$1,896,883	$15,188,682	$7,359,856	$5,000,212	$8,063,399	$1,537,587	$10,746,518	$2,385,779	$19,678,309	$3,700,804
Plus, Change in Fair Value of any Prior Year awards that are Outstanding and Unvested	$1,212,836	$255,490	$2,480,809	-	$447,394	($10,316,787)	($2,102,352)	($9,200,149)	($1,656,746)	($3,109,645)	($265,241)
Plus, FMV of Awards Granted this Year and that Vested this Year	-	-	-	-	-	-	-	-	-	-	-
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	($77,765)	($22,140)	$1,526,073	-	$560,352	$1,346,520	$171,613	$5,252,213	$1,016,529	$10,697,496	$981,853
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	-	($1,607,045)	-	-	-	-	-	-	-	-	-
Compensation Actually Paid (as calculated)	$14,643,258	$1,616,879	$21,204,628	$8,915,605	$6,974,046	$1,007,462	$591,636	$10,456,854	$3,108,256	$31,773,386	$6,017,348

* Amounts presented are averages for the entire group of NEOs (excluding our CEOs).

** Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield and risk free rates) as of the measurement date. Performance-based restricted stock unit grant date fair values are calculated using the stock price and performance accrual modifiers, where relevant, as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of the applicable year end and as of the date of vest. Time-vested restricted stock unit grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of the applicable year end and as of each date of vest.

Measures Linking Pay and Performance

As described in greater detail in the “Compensation Discussion and Analysis” section, our approach to executive compensation is designed to provide a market competitive total compensation program that directly links pay to performance, promotes the achievement of key strategic and financial performance, motivates long-term value creation, aligns executive officers’ interests with those of our stockholders, and attracts and retains the best possible executive talent. The most important financial measures used by the Company to link Compensation Actually Paid (as defined by SEC rules) to the Company’s NEOs for the most recently completed fiscal year to the company’s performance are:

•
Adjusted Operating Margin %
•
Adjusted Earnings Per Share (EPS)
•
Total Shareholder Return (TSR)
•
Adjusted Revenue

EXECUTIVE COMPENSATION

Relationship between Pay and Performance

While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the “Pay versus performance” table. Moreover, the Company does not specifically align the Company’s performance measures with Compensation Actually Paid (as defined by SEC rules) for a particular year. In accordance with SEC rules, we are providing the following graphic descriptions of the relationships between information presented in the “Pay versus performance” table.

Compensation Actually Paid vs. Adjusted Operating Margin %
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
28.0%
27.5%
27.0%
26.5%
26.0%
25.5%
25.0%
24.5%
25.5%
27.1%
27.4%
26.5%
25.7%
2021
2022
2023
2024
2025
CEO 1 CAP
CEO 2 CAP
Avg NEO CAP
OM

Note: Non-GAAP operating margin is further defined and reconciled to the most directly comparable GAAP financial measures in Appendix A to this proxy statement.

Compensation Actually Paid vs. Adjusted Earnings Per Share
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$5.80
$5.60
$5.40
$5.20
$5.00
$4.80
$4.60
$4.40
$4.20
$4.00
$4.34
$5.22
$5.44
$5.29
$5.59
2021
2022
2023
2024
2025
CEO 1 CAP
CEO 2 CAP
Avg NEO CAP
Adj EPS

Note: Non-GAAP diluted EPS is further defined and reconciled to the most directly comparable GAAP financial measures in Appendix A to this proxy statement.

EXECUTIVE COMPENSATION

Compensation Actually Paid vs. Total Shareholder Return
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
$100.00
$100.00
$155.15
$140.07
$137.17
$129.65
$134.36
$103.21
$174.15
$130.99
$193.57
$148.32
2020
2021
2022
2023
2024
2025
CEO 1 CAP
CEO 2 CAP
Avg NEO CAP
Company TSR
Index TSR

Compensation Actually Paid vs. Net Income (billions)
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$1.58
$1.53
$1.48
$1.43
$1.38
$1.33
$1.28
$1.23
$1.18
$1.21
$1.25
$1.24
$1.54
$1.59
2021
2022
2023
2024
2025
CEO 1 CAP
CEO 2 CAP
Avg NEO CAP
Net Income

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our stockholders are entitled to cast an advisory vote at the annual meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement. The stockholder vote is an advisory vote only and is not binding on the Company or its Board. The Company currently intends to submit the compensation of the Company’s named executive officers for an advisory vote annually, consistent with the advisory vote of the stockholders at the Company’s 2023 annual meeting.

Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

As described more fully in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the proxy statement, we believe our named executive officers, as identified on page 24, are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles and stockholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance.

We are requesting your non-binding vote to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the proxy statement.

Vote Required

The advisory vote regarding approval of the compensation of our named executive officers requires the affirmative vote of a majority of shares present at the annual meeting or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers for fiscal year 2025.

PROPOSAL 3 - RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3 — RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for the 2026 fiscal year. During the 2025 fiscal year, PwC served as our independent registered public accounting firm and also provided certain tax and other non-audit services. Although we are not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

Representatives of PwC are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of shares present at the annual meeting or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. The approval of the appointment of PwC is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

The Board of Directors recommends a vote FOR the ratification of the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

AUDIT MATTERS

AUDIT MATTERS

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees charged to the Company by PwC for audit services rendered in connection with the audited consolidated financial statements and reports for fiscal years 2024 and 2025 and for other services rendered during fiscal years 2024 and 2025 to the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

	Fiscal Year 2025	% of	Fiscal Year 2024	% of
Fee Category:	($)	Total	($)	Total
Audit Fees	$5,203,000	96.19%	$5,605,400	97.15%
Audit-Related Fees	200,000	3.70%	140,000	2.43%
Tax Fees	4,205	0.08%	22,518	0.39%
All Other Fees	2,000	0.03%	2,000	0.03%
Total Fees	$5,409,205	100%	$5,769,918	100%

Audit Fees: Consist of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and our internal control over financial reporting and review of the interim condensed consolidated financial statements included in quarterly reports. Fiscal years 2024 and 2025 audit fees also consist of fees billed for services that are normally provided by PwC in connection with statutory reporting and regulatory filings or engagements and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees: Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audits and appeals, customs and duties, mergers and acquisitions and international tax planning.

All Other Fees: Consist of fees for all other services other than those reported above.

Auditor Independence

In making its recommendation to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending October 31, 2026, the Audit and Finance Committee has considered whether services other than audit and audit-related services provided by PwC are compatible with maintaining the independence of PwC.

Policy on Preapproval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit and Finance Committee’s policy is to preapprove all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit and Finance Committee has delegated its preapproval authority up to a specified maximum to the Chairperson of the Audit and Finance Committee who may preapprove all audit and permissible non-audit services so long as his preapproval decisions are reported to the Audit and Finance Committee at its next scheduled meeting. In fiscal year 2025, all non-audit services by PwC were preapproved.

AUDIT MATTERS

AUDIT AND FINANCE COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

AUDIT AND FINANCE COMMITTEE REPORT

During fiscal year 2025, the Audit and Finance Committee of the Board (the “Audit and Finance Committee”) reviewed the quality and integrity of the Company’s consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the New York Stock Exchange. In addition, the Board of Directors has identified Dow R. Wilson and Judy Gawlik Brown as the Audit and Finance Committee’s “Financial Experts”. The Company operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met twelve (12) times, including telephone meetings, during the 2025 fiscal year.

The Audit and Finance Committee’s work is guided by a written charter that the Board has approved. The Audit and Finance Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the latest Audit and Finance Committee charter by clicking on “Committee Charters” in the “Governance” section of the web page at www.investor.agilent.com or by writing to us at Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attention: Investor Relations.

The Audit and Finance Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements and its internal controls over financial reporting. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, during the 2025 fiscal year, the matters required to be discussed by AS 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board and approved by the SEC.

The Audit and Finance Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence from the company. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2025, and be filed with the SEC.

Submitted by: Audit and Finance Committee

Dow R. Wilson, Chairperson

Judy Gawlik Brown

Mikael Dolsten, M.D., Ph.D.

Daniel K. Podolsky, M.D.

Sue H. Rataj

PROPOSAL 4 — AMENDMENT OF AGILENT'S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS OVER A THREE-YEAR PERIOD

PROPOSAL 4 - AMENDMENT OF AGILENT'S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS OVER A THREE-YEAR PERIOD

The Board has unanimously approved, and recommends that stockholders approve, an amendment to our Certificate, substantially in the form attached to this proxy statement as Appendix B, to provide for the elimination of the classified Board structure over a three-year transition period, so that the entire Board will be elected annually beginning at our 2029 annual meeting of stockholders (the “Declassification Amendment”).

Background

At the 2025 annual meeting, stockholders approved a non-binding stockholder proposal requesting the Board take necessary steps to declassify the Board and accordingly amend our Certificate and Bylaws. The Board made no recommendation with respect to the proposal in order to fully understand the viewpoints of our stockholders on the matter. After extensive engagement and discussion with stockholders, the Board has decided to propose the Declassification Amendment.

Proposed Amendments

Article VII.B of the Certificate currently provides that the Board be divided into three classes as nearly equal in number as possible with members of each class serving for three-year terms.

Upon the approval by our stockholders of the Declassification Amendment, Article VII.B of our Certificate would be amended as follows:

“Prior to the 2029 annual meeting of stockholders, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with each class to hold office until its successor is duly elected and qualified. Beginning with the annual meeting of stockholders in 2027, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the next annual meeting of stockholders after their election. Accordingly, each director elected at the 2027 annual meeting of stockholders will be elected for a term expiring at the 2028 annual meeting of stockholders. Each director elected at the 2028 annual meeting of stockholders will be elected for a term expiring at the 2029 annual meeting of stockholders. At the 2029 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors will be elected for a term expiring at the next annual meeting of stockholders.”

Responsiveness to 2025 Stockholder Proposal to Declassify the Board

In response to the support received at our 2025 annual meeting for the non-binding stockholder proposal requesting that we take necessary steps to remove the classified Board structure in our Certificate and Bylaws, and at the direction of the Board, members of the Board and management conducted outreach to approximately sixty-five percent (65%) of our stockholder base to seek feedback from stockholders on the matter. A significant portion of our stockholder base indicated their support for amending our Certificate and Bylaws to declassify the Board. The feedback we received from our stockholders on this topic was reviewed and discussed with the Board. After careful consideration of the results of the proposal and the stockholder feedback we received, as well as a review of market practices, the Board has recommended that stockholders approve the Declassification Amendment.

The Board has also separately approved, subject to the approval of this Proposal 4 by our stockholders, amendments to our Bylaws to eliminate the classified Board structure contained therein with all Board members subject to annual elections beginning with our annual meeting held in 2029. Under Delaware law, directors of companies that have a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise, while directors of companies that do not have a classified board may be removed with or without cause. Article 3.5 of the Bylaws provides that unless otherwise restricted by statute, by the Certificate or by the Bylaws, any director or the entire Board of Directors may be removed from office only for cause by the holders of a majority of the shares then entitled to vote at an election of directors. Subject to the approval of this Proposal 4 by our stockholders, our Bylaws will be amended to provide that, beginning with the 2029 annual meeting of stockholders (that is, when the Board is no longer classified), a director may be removed from office with or without cause.

PROPOSAL 4 — AMENDMENT OF AGILENT'S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS OVER A THREE-YEAR PERIOD

Vote Required

The affirmative vote of a majority of Agilent’s outstanding shares is required to approve the amendment to our Certificate described herein. Abstentions and broker non-votes will have the same effect as votes against this proposal.

The Board of Directors recommends a vote FOR the approval of an amendment to our Certificate of Incorporation to declassify the Board of Directors over a three-year period.

BENEFICIAL OWNERSHIP

BENEFICIAL OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following table sets forth information, as of January 21, 2026, concerning each person or group known by us, based on filings pursuant to Section 13(d) or (g) under the Exchange Act, to own beneficially more than 5% of the outstanding shares of our common stock. The percentage ownership of outstanding shares is based on 282,839,637 shares of common stock issued and outstanding as of January 21, 2026.

Name and Address of Beneficial Owner	Amount and Nature	Percent of Class
The Vanguard Group	33,446,526(1)	11.8%(1)
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.	23,626,346(2)	8.4%(2)
50 Hudson Yards
New York, NY 10001

1.
Based solely on information contained in a Schedule 13G/A filed with the SEC on November 12, 2024 by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group has sole voting power with respect to 0 shares, has shared voting power of 357,698 shares, has sole dispositive power of 32,149,743 shares, and has shared dispositive power of 1,296,783 shares with respect to 33,446,526 shares.
2.
Based solely on information contained in a Schedule 13G/A filed with the SEC on April 17, 2025 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power with respect to 20,789,200 shares, has shared voting power of 0 shares, has sole dispositive power of 23,626,346 shares, and has shared dispositive power of 0 shares with respect to 23,626,346 shares.

BENEFICIAL OWNERSHIP

Stock Ownership of Directors and Officers

The following table sets forth information, as of January 21, 2026, on the beneficial ownership of our common stock by (1) each director and each of our NEOs and (2) by all directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

						Number of	Total Shares
				Total Number		Shares Subject	Beneficially
	Number of			of Shares		to Excercisable	Owned Plus
	Shares of		Deferred	Beneficially		Options and	Underlying	Percentage
Name of Beneficial Owner	Common Stock		Stock (1)	Owned (2)		RSUs (3)	Units	(* Less than 1%)
Mala Anand	14,547		-	14,547		-	14,547	*
Otis Brawley, M.D.	-		10,807	10,807		-	10,807	*
Judy Gawlik Brown	1,677		-	1,677	(4)	-	1,677	*
Bret DiMarco	1,206		-	1,206		3,900	5,106	*
Mikael Dolsten, M.D., PhD	1,155		3,818	4,973		-	4,973	*
Rodney Gonsalves	4,745	(5)	13,916	18,661		13,885	32,546	*
Koh Boon Hwee	48,263		13,384	61,647		-	61,647	*
Simon May	1,660		-	1,660		5,440	7,100	*
Padraig McDonnell	12,481		-	12,481		42,101	54,582	*
Robert W. McMahon	89,647		27,060	116,707	(6)	-	116,707	*
Daniel K. Podolsky, M.D.	-		35,954	35,954		-	35,954	*
Sue H. Rataj	21,459		-	21,459		-	21,459	*
Angelica Riemann	18,739	(7)	-	18,739		11,754	30,493	*
George A. Scangos, PhD	19,712	(8)	18,787	38,499		-	38,499	*
Pascal Soriot	1,173		-	1,173	(9)	-	1,173	*
Dow R. Wilson	-		18,176	18,176		-	18,176	*
All directors and executive officers as a group (20) persons (10)	244,820		141,902	386,722		92,996	479,718	*

1.
Represents the number of deferred shares or share equivalents held by Fidelity Management Trust Company under the Deferred Compensation Plan as to which voting or investment power exists.
2.
Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of January 21, 2026.
3.
Represents the number of shares subject to options exercisable or restricted stock units subject to vesting, both within 60 days following January 21, 2026.
4.
Ms. Brown joined the Board effective May 20, 2025.
5.
Includes 40 shares held by the Gonsalves Trust.
6.
Mr. McMahon resigned from the Company effective July 31, 2025.
7.
Includes 2,607 shares held by Ms. Riemann's spouse.
8.
Includes 17,893 shares held by the George A. Scangos and Leslie S. Wilson Family Trust.
9.
Mr. Soriot joined the Board effective May 20, 2025.
10.
Includes 8,356 direct and indirect shares and 15,916 options exercisable or restricted stock units vesting both within 60 days following January 21, 2026, for a total of 24,272 shares held by executive officers not separately listed in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our common stock. We believe that during the 2025 fiscal year, our executive officers and directors complied with all Section 16(a) filing requirements. In making these statements, we have relied upon examination of copies of Forms 3, 4 and 5 filed with the SEC and the written representations of our directors and officers.

GENERAL INFORMATION

GENERAL INFORMATION

Q: Who can participate at the annual meeting?

A: Stockholders of record as of January 21, 2026 (the “Record Date”) can participate in and vote at the annual meeting.

Q: How can I pre-register for the annual meeting?

A: Stockholders of record as of the record date who wish to attend the annual meeting in person are required to pre-register for the meeting by 5:00 p.m., Pacific Time, March 2, 2026, by submitting (1) your name and (2) the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials via email to agilent_agm@agilent.com. For security concerns, only pre-registered stockholders may attend the meeting in-person. There may be additional security questions and procedures at the annual meeting.

Q: How will the annual meeting be conducted?

A: The annual meeting will be conducted in person at 5301 Stevens Creek Blvd., Santa Clara, California 95051 at 8:00 a.m., Pacific Time, on March 18, 2026, at which time the meeting will begin promptly. To minimize any disruptions, there will be no admittance to the annual meeting once the meeting has commenced.

Q: How can I attend the annual meeting if I am unable to attend in person?

A: If you are unable to attend the annual meeting in person, you may listen to the live webcast on the Internet. To listen to the live webcast, log on at www.investor.agilent.com and select the link for the webcast. The webcast will begin promptly at 8:00 a.m., Pacific Time, on March 18, 2026 and a recording will remain on our website for one year. You cannot record your vote or ask questions if you listen to the live webcast. Information as to how to obtain the list of stockholders entitled to vote at the annual meeting will be available during the ten days preceding the annual meeting.

Q: Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this proxy statement and our Annual Report, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about February 6, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to most of our stockholders which will instruct you how to access and review the proxy materials on the Internet. The Notice also instructs you to submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Q: Why am I receiving these materials?

A: We are providing these proxy materials to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our 2026 annual meeting of stockholders, which will take place on March 18, 2026. Stockholders are invited to participate in the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q: Who is soliciting my proxy?

A: The Company is soliciting proxies to be used at the annual meeting of stockholders on March 18, 2026, for the purposes set forth in the foregoing Notice.

Q: What is included in these proxy materials?

A: These proxy materials include:

•
Our proxy statement for our annual meeting; and
•
Our Annual Report, which includes our audited consolidated financial statements.

GENERAL INFORMATION

If you requested printed versions of these materials by mail, these materials also include the proxy card or the voting instruction card for the annual meeting. If you received a Notice of Internet Availability of the Proxy Materials, see below for information regarding how you can vote your shares.

Q: What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information.

Q: What shares owned by me can be voted?

A: All unrestricted shares owned by you as of the close of business on January 21, 2026 may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, including shares received or purchased through the Agilent Technologies, Inc. 1999 Stock Plan, 2009 Stock Plan and 2018 Stock Plan and the Agilent Technologies, Inc. Employee Stock Purchase Plan and 2020 Employee Stock Purchase Plan (collectively, the “Deferred Compensation Plans”), and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or otherwise held for your account by the Deferred Compensation Plans. You can direct Fidelity, the trustee of the Deferred Compensation Plans, to vote your proportionate interest in the shares of common stock held under the Deferred Compensation Plans by returning a proxy card or voting instruction form or by providing voting instructions via the Internet or by telephone. Fidelity will vote your Deferred Compensation Plan shares as of the Record Date in the manner directed by you. Because Fidelity is designated to vote on your behalf, you will not be able to vote your shares held in the Deferred Compensation Plans at the meeting. If we do not receive voting instructions from you by 8:59 p.m., Pacific Time, on March 17, 2026, Fidelity will not vote your Deferred Compensation Plan shares on any of the proposals brought at the annual meeting.

On the Record Date, January 21, 2026, we had 282,839,637 shares of common stock issued and outstanding.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record: If your shares are registered directly in your name with our transfer agent Computershare, you are considered, with respect to those shares, the stockholder of record, and the Notice, or if requested, the proxy materials are being sent directly to you. As the stockholder of record, you have the right to (i) grant your voting proxy directly to the persons named as proxy holders, Padraig McDonnell, President and Chief Executive Officer, Bret DiMarco, Senior Vice President, Chief Legal Officer and Secretary, and Adam Elinoff, Senior Vice President, Chief Financial Officer, or (ii) to vote at the annual meeting. If you requested printed copies of the proxy materials, we have provided a proxy card for you to use.

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to participate in the annual meeting. You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction form for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How can I vote my shares without attending the annual meeting?” However, shares held in “street name” may be voted at the annual meeting by you only if you obtain a signed legal proxy from the record holder (stock brokerage, bank, or other nominee) giving you the right to vote the shares.

Q: What identification is required for admission to the annual meeting?

A: In order to be admitted to the annual meeting, in addition to pre-registering as noted above, you must present a form of photo identification (such as a driver's license or passport) and proof of ownership of our stock on the record date. Proof of ownership can be a brokerage statement or letter from a bank or broker indicating ownership on January 21, 2026, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, a copy of the proof of ownership, and a form of photo identification (such as a driver’s license or passport). Backpacks, cameras, recording equipment and other electronic recording devices

GENERAL INFORMATION

will not be permitted at the annual meeting. We reserve the right to inspect any persons or proposals prior to their admission to the annual meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the annual meeting.

Q: How can I ask questions at the annual meeting?

A: We are committed to ensuring the annual meeting provides stockholders with a meaningful opportunity to participate, including the ability to ask questions. Stockholders of record attending the annual meeting in person will have an opportunity to ask questions during the annual meeting. Please note that stockholders are limited to one question each. All questions or remarks must be relevant to the business of the company or to the business of the annual meeting and briefly stated. Questions relevant to meeting matters will be answered during the meeting, subject to time constraints.

Q: How can I vote my shares in person at the annual meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of ownership of our stock on the Record Date, such as the Notice of Internet Availability of Proxy Materials, legal proxy, voting instruction card provided by your broker, bank or nominee, or a proxy card as well as proof of identification, as noted above. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Q: How can I vote my shares without attending the annual meeting?

A: Whether you hold your shares directly as the stockholder of record or beneficially in “street name”, you may direct your vote without attending the annual meeting by proxy. You can vote by proxy over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you request printed copies of proxy materials, on the proxy card or voting instruction card.

Q: Can I revoke my proxy or change my vote?

A: You may revoke your proxy or change your voting instructions prior to the vote at the annual meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions) or by attending the annual meeting and voting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

Q: How are votes counted?

A: In the election of directors, your vote may be cast “FOR” or “AGAINST” one or more of the nominees, or you may “ABSTAIN” from voting with respect to one or more of the nominees. Shares voting “ABSTAIN” have no effect on the election of directors.

For proposals 2, 3, and 4, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction form with no further instructions, your shares will be voted as described below in “Abstentions and Broker Non-Votes”.

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked as “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal, other than the election of directors. Abstentions and, if applicable, broker non-votes will not be counted as votes “cast” and thus will have no effect on determining whether a director nominee has received a majority of the votes cast.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum.

GENERAL INFORMATION

Proposals 1 (election of directors), 2 (approval of the compensation of our named executive officers), and 4 (approval of the declassification of the Board) are not considered routine matters, and your broker cannot vote your shares without your instruction. Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for the purpose of determining the number of votes cast on these proposals.

Q: What does it mean if I receive more than one Notice, proxy card or voting instruction form?

A: It means your shares are registered differently or are in more than one account. For each Notice you receive, please vote online for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy cards and voting instruction forms you receive.

Q: Where can I find the voting results of the annual meeting?

A: We expect to announce preliminary voting results at the annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting.

Q: What happens if additional proposals are presented at the annual meeting?

A: Other than the four proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Padraig McDonnell, President and Chief Executive Officer, Bret DiMarco, Senior Vice President, Chief Legal Officer and Secretary, and Adam Elinoff, Senior Vice President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.

If for any unforeseen reason, any one or more of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q: What is the quorum requirement for the annual meeting?

A: The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting.

Q: Who will count the vote?

A: A representative of Computershare will tabulate the votes and act as the inspector of election.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

Q: Who will bear the cost of soliciting votes for the annual meeting?

A: Agilent is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. We have retained the services of Georgeson LLC (“Georgeson”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. We estimate that we will pay Georgeson a fee of $18,000 for its services.

In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

GENERAL INFORMATION

Q: Whom should I contact if I have questions?

A: Stockholders with questions or who need assistance in voting their shares may call our proxy solicitor Georgeson, toll-free at
1-888-755-4024.

Q: May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A: You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

Rule 14a-8 Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting pursuant to Rule 14a-8, the written proposal must be received by us no later than October 9, 2026. Such proposals will need to comply with the SEC’s regulations regarding the inclusion of stockholder proposals in our proxy materials. In order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by us no later than October 9, 2026, and must contain such information as required under our Bylaws.

Nomination of Director Candidates: Our Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify us not more than 150 days and not less than 120 days before the first anniversary of the date that the proxy statement for the preceding year’s annual meeting was first sent to stockholders.

Our 2026 proxy statement was first sent to stockholders on February 6, 2026. Thus, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by us no earlier than September 9, 2026 and no later than October 9, 2026. In addition, the notice must meet all other requirements contained in our Bylaws and include any other information required pursuant to Regulation 14A of the Exchange Act. In addition to satisfying the deadline in our Bylaws, a stockholder or group of stockholders who intend to solicit proxies in support of nominees other than our nominees must provide the notice required under Rule 14a-19 under the Exchange Act no later than January 17, 2027.

Our Bylaws provide a proxy access right for stockholders, pursuant to which a stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, subject to certain limitations and provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws. Under our Bylaws, to be considered timely, compliant notice of proxy access director nominations for next year’s proxy statement must be received by us no earlier than September 9, 2026 and no later than October 9, 2026.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of our Bylaws can be accessed by clicking on “Governance Documents” in the “Governance” section of our investor relations web page at www.investor.agilent.com.

Q: How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A: To reduce expenses, in some cases, we are delivering one set of the proxy materials (if hard copies are requested by the stockholders) or, where applicable, one Notice to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders receiving hard copies of the proxy materials, a separate proxy card is included with the proxy materials for each stockholder. For stockholders only receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you have only received one set of the proxy materials or one Notice at a shared address, you may request separate copies at no additional cost to you by contacting us at the below contact details, and we will deliver separate copies promptly upon written or oral request.

Agilent Technologies, Inc.

Attn: Stockholder Records

5301 Stevens Creek Blvd.

Santa Clara, California 95051

(800) 227-9770

GENERAL INFORMATION

If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by calling or writing.

Q: If I share an address with other stockholders of the company, how can we get only one set of voting materials for future meetings?

A: You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials (e.g., proxy statement and our Annual Report) by contacting us at:

Agilent Technologies, Inc.

Attn: Stockholder Records

5301 Stevens Creek Blvd.

Santa Clara, California 95051

(800) 227-9770

shareholder-records@agilent.com

Annual Report on Form 10-K

Our Annual Report is available to view or download at Agilent's Investor page located at https://www.investor.agilent.com/financials/annual-reports/default.aspx and was filed with the SEC simultaneous with the filing of this Proxy Statement.

By Order of the Board,

Bret DiMarco

Senior Vice President, Chief Legal Officer

and Secretary

Dated: February 6, 2026

APPENDIX A

TO PROXY STATEMENT

OF

AGILENT TECHNOLOGIES, INC.

The reconciliation of non-GAAP net income and diluted EPS for the years ended October 31, 2025, 2024 and 2023 follows:

ADJUSTED NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

	Years Ended
	October 31,
	2025	Diluted EPS	2024	Diluted EPS	2023	Diluted EPS
GAAP net income	$1,303	$4.57	$1,289	$4.43	$1,240	$4.19
Non-GAAP adjustments:
Restructuring and other related costs	82	0.29	76	0.26	46	0.16
Asset impairments	15	0.05	19	0.06	277	0.94
Intangible amortization	104	0.36	102	0.35	139	0.47
Transformational initiatives	69	0.24	11	0.04	25	0.08
Acquisition and integration costs	19	0.07	12	0.04	16	0.05
Business exit and divestiture costs (gain)	—	—	—	—	(43)	(0.15)
Net loss (gain) on equity securities	39	0.14	(1)	—	42	0.14
Pension settlement loss	15	0.05	2	0.01	4	0.01
Change in fair value of contingent consideration	—	—	—	—	1	—
Other	32	0.12	17	0.06	20	0.07
Adjustment for taxes (a)	(86)	(0.30)	12	0.04	(158)	(0.52)
Non-GAAP net income	$1,592	$5.59	$1,539	$5.29	$1,609	$5.44
Acquisitions	—	—	3	0.01	6	0.02
Currency and hedging	(1)	(0.01)	(20)	(0.07)	(32)	(0.11)
Interest expense associated with acquisitions	—	—	4	0.02	—	—
Adjusted non-GAAP net income	$1,591	$5.58	$1,526	$5.25	$1,583	$5.35
Diluted shares - as reported		285		291		296
Add back share repurchases in excess of plan		—		—		—
Diluted shares - as adjusted		285		291		296

The adjustment for taxes excludes tax expense (benefits) that management believes are not directly related to on-going operations and which are either isolated, temporary or cannot be expected to occur again with any regularity or predictability such as the realized gain/loss due to sale of a business, windfall benefits on stock compensation, and the impact of R&D capitalization under section 174 of the Tax Cuts and Jobs Act of 2017. During the fiscal year ended October 31, 2025, an intra-entity transfer of assets along with the release of tax reserves resulted in a tax benefit for GAAP purposes. This tax benefit is excluded from our non-GAAP results since it is not related to on-going business operations. For the fiscal year ended October 31 2025, management used a non-GAAP effective tax rate of 12.00%. For the fiscal year ended October 31, 2024, management used a non-GAAP effective tax rate of 12.50%. For the fiscal year ended October 31, 2023, management used a non-GAAP effective tax rate of 13.75%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to restructuring and other related costs, asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, business exit and divestiture costs (gain), net loss (gain) on equity securities, pension settlement loss and change in fair value of contingent consideration.

Restructuring and other related costs include incremental expenses incurred in the period associated with restructuring programs, usually aimed at changes in business and/or cost structure. Such costs may include one-time termination benefits, including acceleration of stock-based compensation expense, facility-related costs and contract termination fees.

Asset impairments include assets that have been written down to their fair value.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing, site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with recent transformation and company programs to transform our product lifecycle management (PLM) system and human resources and financial systems.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, tax, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Business exit and divestiture costs (gain) include costs and gain associated with business divestitures.

Net (gain) loss on equity securities relates to the realized and unrealized mark-to-market adjustments for our marketable and non-marketable equity securities.

Pension settlement loss relates to the relief of the US Retirement Plan pension obligation due to increased lump sum payouts over a specified accounting threshold. For the fiscal year ended October 31, 2025, it also relates to the settlement loss that resulted from the transfer of the Netherlands defined benefit plan to an unaffiliated insurance company.

Change in fair value of contingent consideration represents changes in the fair value estimate of acquisition-related contingent consideration.

Other includes certain legal costs and settlements, consulting costs, special compliance costs, acceleration of stock-based compensation expense, impact of the difference between current and inflated tariff rates between the United States and China for the first two weeks of May 2025 and other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit, a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The reconciliation of adjusted non-GAAP income from operations and operating margins for the years ended October 31, 2025 and 2024 is as follows:

RECONCILIATION OF ADJUSTED NON-GAAP INCOME FROM OPERATIONS AND OPERATING MARGINS

(In millions, except margin data)

(Unaudited)

		Operating		Operating
	FY25	Margin %	FY24	Margin %
Revenue:	$6,948		$6,510
Adjustments:
Currency	(14)		(68)
Acquisitions	—		(10)
Adjusted revenue	$6,934		$6,432

Income from operations:
GAAP Income from operations	$1,479	21.3%	$1,488	22.9%
Add:
Restructuring and other related costs	82		76
Asset impairments	—		8
Intangible amortization	104		102
Transformational initiatives	69		11
Acquisition and integration costs	19		12
Net (gain) loss on equity securities	1		—
Other	29		24
Non-GAAP income from operations	$1,783	25.7%	$1,721	26.4%
Adjust:
Currency and hedging	(1)		(19)
Acquisitions	—		3
Adjusted non-GAAP income from operations	$1,782	25.7%	$1,705	26.5%

We provide non-GAAP income from operations and non-GAAP operating margin amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to restructuring and other related costs, asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs and net (gain) loss on equity securities.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

APPENDIX B

TO PROXY STATEMENT

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AGILENT TECHNOLOGIES, INC.

Agilent Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

1.
The name of the corporation is Agilent Technologies, Inc. Agilent Technologies, Inc. was originally incorporated under the name HP Measurement, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 4, 1999.
2.
Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware, the amendments and restatement herein set forth have been duly approved by the Board of Directors and stockholders of Agilent Technologies, Inc.
3.
Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Fourth Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the Third Amended and Restated Certificate of Incorporation of this corporation.
4.
The text of the Third Amended and Restated Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Agilent Technologies, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended.

ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.01 per share (“Common Stock”) and Preferred Stock, par value $0.01 per share (“Preferred Stock”). The total number of shares of Common Stock that the Corporation shall have authority to issue is 2,000,000,000. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 125,000,000. The Preferred Stock may be issued from time to time in one or more series.

The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of all outstanding Preferred Stock.

The Board of Directors is hereby authorized, subject to limitations prescribed by law and the provisions of this Article IV, by resolution to provide for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

A.
The number of shares constituting that series (including an increase or decrease in the number of shares of any such series (but not below the number of shares in any such series then outstanding)) and the distinctive designation of that series;
B.
The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
C.
Whether that series shall have the voting rights (including multiple or fractional votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
D.
Whether that series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;
E.
Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;
F.
Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and the amount of such sinking funds;
G.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and
H.
Any other relative rights, preferences and limitations of that series.

No holders of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for, purchase or receive any securities convertible to or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation, except in the case of any shares of Preferred Stock to which such rights are specifically granted by any resolution or resolutions of the Board of Directors adopted pursuant to this Article IV.

ARTICLE V

Effective as of the time at which Hewlett-Packard Company, a Delaware corporation, and its affiliates shall cease to be the beneficial owner of an aggregate of at least a majority of the then outstanding shares of Common Stock (the “Trigger Date”), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Effective as of the Trigger Date, except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by or at the direction of (a) the Board of Directors, (b) the Chairman of the Board of Directors of the Corporation, or (c) the Secretary of the Corporation at the written request, in accordance with and subject to the Bylaws of the Corporation, of stockholders holding continuously for at least one (1) year an aggregate net long position of not less than twenty percent (20%) of the Voting Stock. No business other than that stated in the notice shall be transacted at any special meeting.

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

For the management of the business and for the conduct of affairs of the Corporation, and in further definition, limitation and regulation of powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.
The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors of this Corporation shall be fixed and may be changed from time to time by resolution of the Board of Directors.
B.
Prior to the 2029 annual meeting of stockholders, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with each class to hold office until its successor is duly elected and qualified. Beginning with the annual meeting of stockholders in 2027, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the next annual meeting of stockholders after their election. Accordingly, each director elected at the 2027 annual meeting of stockholders will be elected for a term expiring at the 2028 annual meeting of stockholders. Each director elected at the 2028 annual meeting of stockholders will be elected for a term expiring at the 2029 annual meeting of stockholders. At the 2029 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors will be elected for a term expiring at the next annual meeting of stockholders.
C.
Notwithstanding the foregoing provisions of this Article VII, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
D.
Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, and except as otherwise provided by law, shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors and not by the stockholders.
E.
In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.
F.
The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.
G.
Advance notice of stockholder nomination for the election of directors and of any other business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VIII

A.
To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
B.
The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.
C.
Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE X

Except as otherwise provided in Article VIII above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the state of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, Agilent Technologies, Inc. has caused this Fourth Amended and Restated Certificate of Incorporation to be executed by Bret DiMarco, its Secretary this [__] day of [__] 2026.

_________________
Bret DiMarco

Agilent Vote Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 8:59 pm, Pacific Time, on March 17, 2026. Online Go to www.envisionreports.com/agilent or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/agilent Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR proposals 2, 3, and 4. 1. Election of Directors: To elect four directors to a three-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors: For Against Abstain 01 – Judy Gawlik Brown 02 – Sure H. Rataj For Against Abstain 03- George A. Scangos, Ph.D. For Against Abstain 04 – Dow R. Wilson 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers. For Against Abstain 3. To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. 4. To approve an amendment to Agilent’s Third Amended and Restated Certificate of Incorporation to declassify the Board of Directors over a three-year period. For Against Abstain Note: To consider such other business as may properly come before the annual meeting or at any postponement, adjournment or continuations thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 047QZC +

2026 Annual Meeting Admission Ticket 2026 Annual Meeting of Agilent Technologies, Inc. Stockholders March 18, 2026, 8:00 a.m. Pacific Time In-Person 5301 Stevens Creek Blvd., Santa Clara, CA 95051 Upon arrival, please present this admission ticket and photo identification at the registration desk. PLEASE NOTE To attend the annual meeting, you will need to have pre-registered by 5:00 p.m., Pacific Time, on March 2, 2026. Specific instructions on pre-registration can be found in the General Information section of the proxy statement. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/agilent IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — AGILENT TECHNOLOGIES, INC. Annual Meeting of Stockholders — March 18, 2026 This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Padraig McDonnell, Bret DiMarco, and Adam S. Elinoff, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Agilent Technologies, Inc. held of record by the undersigned on January 21, 2026, at the Annual Meeting of Stockholders to be held on Wednesday, March 18, 2026, or any postponement, adjournment or continuations thereof. IMPORTANT—This Proxy must be signed and dated on the reverse side. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD’S NOMINEES AND FOR PROPOSALS 2, 3, and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or at any postponement, adjournment or continuations thereof. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. (Continued and to be voted on reverse side.) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +